                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                          AMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT

                               ------------------

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  July 1, 1998

                            THE HAIN FOOD GROUP, INC.
                    --------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                       0-22818                  22-3240619
---------------------------        -------------            -----------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)




       50 Charles Lindbergh Boulevard
       Uniondale, New York                                       11553
      ----------------------------------------                ------------
       (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (516) 237-6200
                                                   ---------------

Item 7.  Financial Statements and Exhibits.

         The Hain Food Group, Inc. (the "Company") hereby amends its
Current Report on Form 8-K dated July 1, 1998 (filed with the Securities and Exchange Commission on July 14, 1998) to provide the financial statements of businesses acquired and the pro forma financial information omitted from that report pursuant to Item 7 of Form 8-K.


(a) Financial statements of business acquired.

     (i) The financial statements of (a) AMI Operating Inc. ("AOI") for each of the years in the three year period ended July 31, 1997, (b) of Dana Alexander Inc. ("Terra") for each of the years in the two year period ended December 31, 1996 and for the period from January 1, 1997 to July 31, 1997 and (c) of Garden of Eatin' ("GOE") for the period from January 1, 1997 through December 23, 1997, (ii) the related reports of independent accountants and (iii) the unaudited financial statements (a) of AOI for the nine months ended April 30, 1998 and April 30, 1997, (b) of Terra for the nine months ended April 30, 1998 and April 30, 1997 and (c) of GOE for the period from December 24, 1997 to March 31, 1998 and the three months ended March 31, 1997 are included in pages F-3 through F-62.

(b) Pro forma financial information.

     The unaudited pro forma condensed combined balance sheet of the Company as of March 31, 1998, the unaudited pro forma condensed statements of income for the year ended June 30, 1997 and the nine months ended March 31, 1998 and the unaudited Combined Condensed Balance Sheet of the Acquired Companies and the unaudited Historical Combining Statements of Income of the Acquired Companies for the fiscal year ended July 31, 1997 are included in pages F-63 through F-70.

(c) Exhibits.

      (2.1) Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Arrowhead Mills, Inc. dated April 24, 1998. (Incorporated by reference to Annex A to the Company's Registration Statement on Forms S-4/S-3, File No. 333-56319).

      (2.2) Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Garden of Eatin', Inc. dated April 24, 1998. (Incorporated by reference to Annex B to the Company's Registration Statement on Forms S-4/S-3, File No. 333-56319).

      (2.3) First Amendment to Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Arrowhead Mills, Inc. dated June 25, 1998. (Incorporated by reference to Exhibit 2.6 to the Company's Registration Statement on Forms S-4/S-3, File No. 333-56319).

      (2.4) First Amendment to Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Garden of Eatin', Inc. dated June 25, 1998. (Incorporated by reference to Exhibit 2.5 to the Company's Registration Statement on Forms S-4/S-3, File No. 333-56319).

      (2.5) Voting Agreement and Irrevocable Proxy between The Hain Food Group, Inc. and Alexander Dzieduszycki, The George Dana Sinkler, Jr. Revocable Living Trust and TSG2 L.P. dated April 24, 1998 (Incorporated by reference to Exhibit 2.3 to the Company's Registration Statement on Forms S-4/S-3, File No. 333-56319).

      (2.6) Voting Agreement and Irrevocable Proxy between The Hain Food Group, Inc. and TSG2 L.P. and Al H. Jacobson dated April 24, 1998
(Incorporated by reference to Exhibit 2.4 to the Company's Registration Statement on Forms S-4/S-3, File No. 333-56319).

      (23.1) Consent of McGinty & Associates, Independent Auditors.

      (23.2) Consent of Katz & Bloom, LLC, Independent Auditors.

      (23.3) Consent of McGladrey & Pullen, LLP, Independent Auditors.

      *(99.1) Press release of the Company dated July 1, 1998.

*Previously filed.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE HAIN FOOD GROUP, INC.

Dated:  July 23, 1998                  By: /s/ Jack Kaufman
                                           ---------------------------
                                           Jack Kaufman
                                           Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS OF AMI OPERATING, INC. FOR THE FISCAL YEAR ENDED
JULY 31, 1997 (AUDITED) AND THE NINE MONTHS ENDED APRIL 30, 1998 AND 1997
(UNAUDITED)

  Independent Auditor's Report.......................................................        F-3
  Consolidated balance sheets........................................................        F-4
  Consolidated statement of income...................................................        F-5
  Consolidated statement of stockholders' equity.....................................        F-6
  Consolidated statement of cash flows...............................................        F-7
  Notes to consolidated financial statements.........................................        F-8

FINANCIAL STATEMENTS OF AMI OPERATING, INC. FOR THE FISCAL YEARS ENDED JULY 31, 1996
AND 1995(AUDITED)

  Independent Auditor's Report.......................................................       F-14
  Consolidated balance sheet.........................................................       F-15
  Consolidated statements of operations..............................................       F-17
  Consolidated statements of stockholders' equity....................................       F-18
  Statements of cash flows...........................................................       F-19
  Notes to consolidated financial statements.........................................       F-20

FINANCIAL STATEMENTS OF DANA ALEXANDER, INC. AS OF JULY 31, 1997 AND FOR THE PERIOD
FROM JANUARY 1, 1997 THROUGH JULY 31, 1997 (AUDITED) AND THE NINE MONTHS ENDED
APRIL 30, 1998 AND 1997 (UNAUDITED)
  Independent Auditor's Report.......................................................       F-28
  Balance sheets.....................................................................       F-29
  Statements of income...............................................................       F-30
  Statements of stockholders' equity.................................................       F-31
  Statements of cash flow............................................................       F-32
  Supplemental disclosure of cash flow information...................................       F-33
  Notes to financial statements......................................................       F-34

FINANCIAL STATEMENTS OF DANA ALEXANDER, INC. FOR THE FISCAL YEARS ENDED DECEMBER 31,
1996 AND 1995 (AUDITED)

  Independent Auditor's Report.......................................................       F-40
  Balance sheet......................................................................       F-41
  Statement of operations and retained earnings......................................       F-42
  Statements of common stock and paid in capital.....................................       F-43
  Statement of cash flows............................................................       F-44
  Supplemental disclosure of cash flow information...................................       F-45
  Notes to financial statements......................................................       F-46

FINANCIAL STATEMENTS OF GARDEN OF EATIN', INC. AS OF DECEMBER 23, 1997
(AUDITED) AND FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 23, 1997
(UNAUDITED) AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (UNAUDITED)
AND THE PERIOD FROM DECEMBER 24, 1997 THROUGH MARCH 31, 1998 (UNAUDITED) AND
THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
  Independent Auditor's Report.......................................................       F-51
  Balance sheets.....................................................................       F-52
  Statements of operations...........................................................       F-53
  Statements of stockholders' equity.................................................       F-54
  Statements of cash flows...........................................................       F-55
  Notes to financial statements......................................................       F-57

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)

  Unaudited pro forma combined financial statements..................................       F-63
  Pro forma condensed combined balance sheet as of March 31, 1998....................       F-64
  Pro forma condensed statement of income for the year ended June 30, 1997...........       F-65
  Pro forma condensed statement of income for the nine months ended March 31, 1998...       F-66
  Notes to pro forma condensed combined financial Information........................       F-67
  Combining condensed balance sheets of Acquired Companies...........................       F-69
  Historical combining statements of income for Acquired Companies for the fiscal
    year ended July 31, 1997.........................................................       F-70

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
AMI Operating, Inc. and Subsidiaries
Hereford, Texas

    We have audited the accompanying consolidated balance sheet of AMI Operating, Inc. and Subsidiaries (collectively, "Arrowhead") as of July 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of Arrowhead's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AMI Operating, Inc. and Subsidiaries as of July 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

McGladrey & Pullen, LLP

Anaheim, California
May 27, 1998

                      AMI OPERATING, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                                      APRIL 30,
                                                                                     JULY 31, 1997      1998
                                                                                     -------------  -------------
                                                                                                     (UNAUDITED)
                                                 ASSETS (Note 5)
Current Assets
  Cash.............................................................................  $    --        $      69,000
  Accounts receivable, net of allowance for doubtful accounts 1997 $256,000; 1998
    $338,000(Notes 2 and 6)........................................................      2,245,000      2,026,000
  Other receivables................................................................        223,000         12,000
  Inventories (Notes 3 and 6)......................................................      4,759,000      4,187,000
  Prepaid expenses.................................................................         98,000        203,000
  Deferred taxes (Note 8)..........................................................        290,000        290,000
                                                                                     -------------  -------------
      Total current assets.........................................................      7,615,000      6,787,000
Property, Plant and Equipment, net (Notes 4 and 6).................................      3,855,000      3,731,000
Package Design Costs, net of accumulated amortization 1997 $590,000; 1998
  $837,000.........................................................................        865,000        746,000
Other Assets.......................................................................         44,000         44,000
                                                                                     -------------  -------------
                                                                                     $  12,379,000  $  11,308,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Checks in excess of bank balance.................................................  $     258,000  $    --
  Note payable (Note 5)............................................................      2,000,000       --
  Current maturities of long-term debt (Note 6)....................................        418,000       --
  Accounts payable.................................................................      1,186,000      1,334,000
  Accrued expenses.................................................................        510,000        727,000
  Income taxes payable.............................................................        450,000        175,000
                                                                                     -------------  -------------
      Total current liabilities....................................................      4,822,000      2,236,000
Long-Term Debt, less current maturities, 1998 amount payable to stockholder (Note
  6)...............................................................................      1,399,000      3,018,000
Deferred Taxes (Note 8)............................................................        415,000        415,000
Commitments and Contingencies (Notes 3, 7 and 9)
Stockholders' Equity (Note 10)
  Preferred stock, par value $.01 per share; authorized 2,000,000 shares; issued
    and outstanding none...........................................................       --             --
  Common stock, par value $1.00 per share; authorized 10,000,000 shares; issued and
    outstanding 1,000 shares.......................................................          1,000          1,000
  Additional paid-in capital.......................................................      2,376,000      2,376,000
  Retained earnings................................................................      3,366,000      3,262,000
                                                                                     -------------  -------------
                                                                                         5,743,000      5,639,000
                                                                                     -------------  -------------
                                                                                     $  12,379,000  $  11,308,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                See Notes to Consolidated Financial Statements.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                                                                                     NINE MONTHS    NINE MONTHS
                                                                                         ENDED          ENDED
                                                                                       APRIL 30,      APRIL 30,
                                                                                         1997           1998
                                                                      JULY 31, 1997   (UNAUDITED)    (UNAUDITED)
                                                                      -------------  -------------  -------------
Net Sales (Note 2)..................................................  $  25,977,000  $  19,646,000  $  21,201,000
Cost of Sales.......................................................     19,436,000     14,628,000     15,500,000
                                                                      -------------  -------------  -------------
      Gross profit..................................................      6,541,000      5,018,000      5,701,000
Management Fee to Stockholder.......................................        240,000        180,000        180,000
Selling, General and Administrative Expenses........................      4,547,000      3,076,000      3,489,000
                                                                      -------------  -------------  -------------
      Operating income..............................................      1,754,000      1,762,000      2,032,000
Interest Expense....................................................        394,000        280,000        256,000
                                                                      -------------  -------------  -------------
      Income before income taxes....................................      1,360,000      1,482,000      1,776,000
Provision for Income Taxes (Note 8).................................        570,000        622,000        746,000
                                                                      -------------  -------------  -------------
      Net income....................................................  $     790,000  $     860,000      1,030,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Basic and diluted earnings per share................................  $         790  $         860  $       1,030
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted average number of common shares outstanding................          1,000          1,000          1,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                See Notes to Consolidated Financial Statements.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                             ADDITIONAL
                                                                 COMMON       PAID-IN       RETAINED
                                                                  STOCK       CAPITAL       EARNINGS       TOTAL
                                                               -----------  ------------  ------------  ------------
Balance, July 31, 1996.......................................   $   1,000   $  2,094,000  $  2,576,000  $  4,671,000
  Shares of parent company common stock issued as payment of
    accounts payable.........................................          --        105,000            --       105,000
  Shares of parent company common stock for services.........          --        177,000            --       177,000
  Net income.................................................          --             --       790,000       790,000
                                                               -----------  ------------  ------------  ------------
Balance, July 31, 1997.......................................       1,000      2,376,000     3,366,000     5,743,000
  Dividends on common stock $1,134/share (unaudited)...........        --             --    (1,134,000)   (1,134,000)
  Net income (unaudited).....................................          --             --     1,030,000     1,030,000
                                                               -----------  ------------  ------------  ------------
Balance, April 30, 1998 (unaudited).......................      $   1,000   $  2,376,000  $  3,262,000  $  5,639.000
                                                               -----------  ------------  ------------  ------------
                                                               -----------  ------------  ------------  ------------

                See Notes to Consolidated Financial Statements.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                    NINE              NINE
                                                                                   MONTHS            MONTHS
                                                                                   ENDED             ENDED
                                                                  JULY 31,        APRIL 30,         APRIL 30,
                                                                    1997            1997              1998
                                                                ------------  ----------------  ----------------
                                                                                (UNAUDITED)       (UNAUDITED)
Cash Flows from Operating Activities
  Cash received from customers................................   $24,916,000    $ 18,436,000      $ 21,631,000
  Income tax refunds received.................................       50,000           23,000            --
Cash paid to suppliers and employees..........................  (23,590,000)     (17,469,000)      (17,730,000)
  Interest paid...............................................     (410,000)        (299,000)         (196,000)
  Income taxes paid...........................................     (103,000)                        (1,021,000)
                                                                ------------  ----------------  ----------------
        Net cash provided by operating activities.............      863,000          691,000         2,684,000
                                                                ------------  ----------------  ----------------
Cash Flows from Investing Activities
  Proceeds from sale of equipment.............................       35,000            7,000           --
  Purchase of property, plant and equipment...................     (566,000)        (386,000)         (295,000)
  Capitalized package design costs............................     (163,000)        (140,000)         (128,000)
                                                                ------------  ----------------  ----------------
        Net cash (used in) investing activities...............     (694,000)        (519,000)         (423,000)
                                                                ------------  ----------------  ----------------
Cash Flows from Financing Activities
  Decrease in checks in excess of bank balance................     (167,000)        (386,000)         (258,000)
  Net payments on revolving credit agreement..................     (306,000)        (300,000)       (2,000,000)
  Proceeds from long-term borrowings..........................    1,229,000          800,000         3,232,000
  Principal payments on long-term borrowings..................     (950,000)        (311,000)       (2,032,000)
  Cash dividends paid.........................................       --              --             (1,134,000)
                                                                ------------  ----------------  ----------------
        Net cash (used in) financing activities...............     (194,000)        (197,000)       (2,192,000)
                                                                ------------  ----------------  ----------------
        Net increase (decrease) in cash.......................      (25,000)         (25,000)           69,000
Cash
  Beginning of period.........................................       25,000           25,000           --
                                                                ------------  ----------------  ----------------
  End of period...............................................   $   --         $    --           $     69,000
                                                                ------------  ----------------  ----------------
                                                                ------------  ----------------  ----------------
Reconciliation of Net Income to Net Cash
  Provided by Operating Activities
  Net income..................................................   $  790,000     $    860,000      $  1,030,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation..............................................      531,000          386,000           419,000
    Amortization..............................................      273,000          201,000           247,000
    Gain on sale of equipment.................................      (27,000)          (2,000)          --
    Bad debts.................................................       58,000           42,000            59,000
    Common stock issued for services..........................      177,000          --                --
    Deferred taxes............................................      (72,000)         (38,000)          --
    Change in assets and liabilities:
      (Increase) decrease in:
      Receivables.............................................   (1,199,000)      (1,252,000)          371,000
      Inventories.............................................     (128,000)          10,000           572,000
      Prepaid expenses........................................      (11,000)         (93,000)         (106,000)
    Increase (decrease) in:
      Accounts payable and accrued expenses...................      (89,000)         (60,000)          367,000
      Income taxes payable....................................      560,000          637,000          (275,000)
                                                                ------------  ----------------  ----------------
        Net cash provided by operating activities.............   $  863,000     $    691,000      $  2,684,000
                                                                ------------  ----------------  ----------------
                                                                ------------  ----------------  ----------------
Supplemental Schedule of Noncash Investing and Financing
  Activities
  Parent company common stock issued as payment for accounts
    payable...................................................   $  105,000     $    --           $    --
                                                                ------------  ----------------  ----------------
                                                                ------------  ----------------  ----------------
  Offset of note receivable against related note payable......   $  168,000     $    168,000      $    --
                                                                ------------  ----------------  ----------------
                                                                ------------  ----------------  ----------------

                See Notes to Consolidated Financial Statements.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   INFORMATION RELATING TO THE INTERIM PERIODS APRIL 30, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

    AMI Operating, Inc. ("Arrowhead"), formally known as Arrowhead Mills, Inc., manufactures and distributes organic foods and pastas throughout the United States on credit terms that Arrowhead establishes for individual customers. The Arrowhead's customers are primarily wholesale distributors. Arrowhead's customers take certain unauthorized credits upon payment. Arrowhead rebills the customer for the amount of the credit. The allowance for doubtful accounts at July 31, 1997 includes a specific allowance for these items of approximately $187,000. At July 31, 1997, these receivables totaled approximately $280,000. Arrowhead operates under compliance with specific sections of the Food, Drug and Cosmetic Act of 1938 and the Good Manufacturing Practices Act of 1967 and subsequent revisions.

    On November 17, 1997, Arrowhead's stockholders exchanged all of their stock in Arrowhead with a newly formed holding company which is using the name Arrowhead Mills, Inc. All stock and earnings per share information is presented as if this transaction occurred at the beginning of the earliest period presented.

UNAUDITED INTERIM FINANCIAL INFORMATION:

    The unaudited interim financial information presented herein as of April 30, 1998 and for the periods ended April 30, 1997 and 1998 reflects all adjustments which are, in the opinion of management, necessary for a fair presentation for the periods presented. Such adjustments are of a normal recurring nature. The financial information is not intended to be a complete presentation in accordance with generally accepted accounting principles. Interim financial results are not necessarily indicative of the results Arrowhead will incur during its fiscal year.

A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION:

    The consolidated financial statements include accounts of AMI Operating, Inc. and its wholly-owned subsidiaries, DNF Acquisition Company, Deboles Nutritional Foods, Inc. and Deaf Smith Farms, Inc., collectively referred to as Arrowhead. All significant intercompany balances have been eliminated in consolidation.

CASH CONCENTRATION:

    At July 31, 1997, Arrowhead had approximately $292,000 on deposit in a single financial institution. Deposits in excess of $100,000 are not insured by the FDIC.

                      AMI OPERATING, INC. AND SUBSIDIARIES

   INFORMATION RELATING TO THE INTERIM PERIODS APRIL 30, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES:

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives as follows:

                                                                                          YEARS
                                                                                        ---------
Buildings and improvements............................................................   15-40
Machinery and equipment...............................................................    5-20
Office furniture......................................................................    5-10
Vehicles..............................................................................     3-5

PACKAGE DESIGN COSTS:

    Arrowhead capitalizes costs incurred for the design of its packaging. These costs are amortized over the estimated life of the packaging of five years.

LONG-LIVED ASSETS:

    Arrowhead evaluates long-lived assets for impairment under Financial Accounting Standards Board (FASB) Statement No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF". Under those rules, long-term and intangible assets are evaluated for possible impairment when events or circumstances indicate the carrying amount of those assets may not be recoverable. Recoverability is assessed based on the gross undiscounted estimated future cash flows before interest charges. If an impairment is indicated, the amount would be determined by comparing the estimated fair value to the carrying value of the asset being evaluated. In the absence of quoted market prices, fair value is estimated by using the projected cash flows discounted at a rate commensurate with the risks involved.

ADVERTISING:

    Arrowhead expenses the production costs of advertising the first time the advertising takes place. Advertising expense was approximately $150,000 during the year ended July 31, 1997. There is no prepaid advertising as of July 31, 1997.

INCOME TAXES:

    Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                      AMI OPERATING, INC. AND SUBSIDIARIES

   INFORMATION RELATING TO THE INTERIM PERIODS FEBRUARY 28, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) EARNINGS PER SHARE:

    Earnings per share are computed for all periods presented in accordance with FASB Statement No. 128, "Earnings Per Share," using the weighted average number of common shares outstanding during the respective periods.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

    In 1997, Arrowhead adopted FASB Statement No. 107, "DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS". The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

        CASH AND CASH EQUIVALENTS: The carrying amount approximates fair value because of the short maturity of those instruments.

        NOTES PAYABLE AND LONG-TERM DEBT: The carrying amount approximates fair value because the interest rate fluctuates with the lending banks' prime rate.

NOTE 2. MAJOR CUSTOMERS

    Arrowhead had net sales to two customers in fiscal year 1997 that individually accounted for more than 10% of Arrowhead's net sales. Net sales to these customers were approximately $2,801,000 and $2,659,000 and net trade receivables from these customers were $167,820 and $265,000, respectively.
For the nine months ended April 30, 1998 net sales to these customers were $2,340,000 and $2,447,000 and as of April 30, 1998 trade receivables were $157,000 and $297,000 respectively.

NOTE 3. INVENTORIES AND COMMITMENTS

                                                                                APRIL 30,
                                                                 JULY 31,          1998
                                                                   1997        (UNAUDITED)
                                                               ------------  ----------------
Raw materials................................................   $2,419,000     $  2,072,000
Finished goods...............................................      904,000          996,000
Resale products..............................................      659,000          567,000
Packaging....................................................      777,000          552,000
                                                               ------------  ----------------
                                                                $4,759,000     $  4,187,000
                                                               ------------  ----------------
                                                               ------------  ----------------

    Arrowhead had fixed price commitments as of July 31, 1997 to purchase approximately $850,000 of grains and other commodities through May 1998, to be used in production. Arrowhead has not purchased any futures or option contracts.

                      AMI OPERATING, INC. AND SUBSIDIARIES

   INFORMATION RELATING TO THE INTERIM PERIODS APRIL 30, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

Land............................................................  $ 117,000
Buildings and improvements......................................  2,557,000
Machinery and equipment.........................................  4,597,000
Office furniture................................................     85,000
Vehicles........................................................    579,000
Construction in progress........................................     37,000
                                                                  ---------
                                                                  7,972,000
Less accumulated depreciation...................................  4,117,000
                                                                  ---------
                                                                  $3,855,000
                                                                  ---------
                                                                  ---------

NOTE 5. NOTE PAYABLE

    At July 31, 1997, Arrowhead had a $2,000,000 revolving line of credit with a bank. The line was collateralized by substantially all of the assets of Arrowhead. The agreement bore interest at prime rate (8.5% at July 31, 1997) plus 1% and matured in February 1998. The agreement was personally guaranteed by a stockholder/officer of Arrowhead and contained nonfinancial covenants. Total borrowings on the revolving line of credit were $2,000,000 as of July 31, 1997.

NOTE 6. LONG-TERM DEBT

    Long-term debt at July 31, 1997 consists of the following:

Note payable to bank, secured by deed of trust and equipment, payable in monthly installments of $21,000, including interest at prime rate plus .5%, through November 2000. The note
  contains a financial covenant on cash flow coverage...........  $ 711,000

Note payable to bank, secured by accounts receivable and
  inventory, payable in monthly installments of $17,000,
  including interest at prime rate plus 1% through August
  2001..........................................................    687,000

Note payable to bank, secured by certain equipment, payable in monthly installments of $9,000, including interest at prime
  rate plus 1% through April 2002...............................    411,000

Various others..................................................      8,000
                                                                  ---------
                                                                  1,817,000
Less current maturities.........................................    418,000
                                                                  ---------
                                                                  $1,399,000
                                                                  ---------
                                                                  ---------

    The aggregate amount of long-term debt maturing in future years are as follows: 1998 $418,000; 1999 $453,000; 2000 $494,000; 2001 $363,000; and 2002
$89,000.

                      AMI OPERATING, INC. AND SUBSIDIARIES

   INFORMATION RELATING TO THE INTERIM PERIODS APRIL 30, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 6. LONG-TERM DEBT (CONTINUED)
UNAUDITED INTERIM INFORMATION:

    On November 17, 1997, Arrowhead's parent borrowed $21,000,000 and repaid all of Arrowhead's notes payable and long-term debt totaling $3,232,000. Arrowhead has recorded a payable to its parent as long-term debt.

NOTE 7. EMPLOYEE BENEFIT PLAN

    Arrowhead has a qualified 401(k) employee benefit plan for substantially all employees who have met the minimum age and service requirements. Each participant is able to defer a maximum of 15% of their annual compensation or $10,000, whichever is less, subject to any restrictions imposed by ERISA requirements. Arrowhead contributes an amount equal to 50% of each employee's contribution up to the first 5% of the employee's weekly compensation. Additionally, Arrowhead may make discretionary contributions. During fiscal year 1997, Arrowhead did not make any discretionary contributions. Arrowhead's total matching contributions to the Plan for fiscal year 1997 were approximately $33,000.

NOTE 8. INCOME TAXES

    The provision for income taxes consist of the following:

Current...........................................................  $ 642,000
Deferred..........................................................    (72,000)
                                                                    ---------
                                                                    $ 570,000
                                                                    ---------
                                                                    ---------

    A reconciliation of income tax expense to the amount computed by applying statutory income tax rates to earnings before income taxes:

Federal income tax................................................  $ 476,000
State income tax, net of federal benefit..........................     82,000
Nondeductible expenses............................................      9,000
Other.............................................................      3,000
                                                                    ---------
                                                                    $ 570,000
                                                                    ---------
                                                                    ---------

    Significant components of Arrowhead's deferred tax assets and liabilities as of July 31, 1997 are as follows:

Deferred Tax Assets
  Allowance for doubtful accounts................................  $ 102,000
  Compensation...................................................    150,000
  Inventory......................................................     38,000
                                                                   ---------
      Total deferred tax assets..................................    290,000
Deferred Tax Liabilities
  property, plant and equipment..................................   (415,000)
                                                                   ---------
                                                                   $(125,000)
                                                                   ---------
                                                                   ---------

                      AMI OPERATING, INC. AND SUBSIDIARIES

   INFORMATION RELATING TO THE INTERIM PERIODS APRIL 30, 1998 AND 1997 IS
                                   UNAUDITED

NOTE 8. INCOME TAXES (CONTINUED)
    The components giving rise to the net deferred tax assets (liabilities) described above, have been included in the accompanying consolidated balance sheet as of July 31, 1997 as follows:

Current assets...................................................  $ 290,000
Noncurrent (liabilities).........................................   (415,000)
                                                                   ---------
                                                                   $(125,000)
                                                                   ---------
                                                                   ---------

NOTE 9. CONTINGENCIES

    Arrowhead is self-insured for certain workers compensation and medical claims. Arrowhead is insured for claims over $20,000 per employee per year up to $1,000,000 aggregate per employee and $3,000,000 aggregate for Arrowhead.

    Arrowhead is in the process of discovery relating to an employee lawsuit. No dollar damages have been claimed. Management believes the outcome of this suit will not have a material effect on the financial statements.

NOTE 10. SUBSEQUENT EVENT (UNAUDITED)

    On April 24, 1998, Arrowhead's parent, Arrowhead Mills, Inc. ("AMI"), signed an agreement and plan of merger whereby AMI agreed to exchange 100% of AMI's common stock for a combination of cash and common stock of the Hain Food Group, Inc., a public company. This transaction closed on July 1, 1998. These financial statements do not include any adjustments which may be required as a result of this transaction.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors
AMI Operating, Inc. and Subsidiaries
Hereford, Texas 79045

    We have audited the accompanying consolidated balance sheet of AMI Operating, Inc. and Subsidiaries (collectively, "Arrowhead") as of July 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended July 31, 1996 and 1995. These consolidated financial statements are the responsibility of Arrowhead's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AMI Operating, Inc. and Subsidiaries at July 31, 1996, and the results of their operations and cash flows for the years ended July 31, 1996 and 1995, in conformity with generally accepted accounting principles.

McGinty & Associates, P.C.
October 4, 1996
Except for Note 10, as to
which the date is June 1, 1998

                      AMI OPERATING, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 JULY 31, 1996

                                          ASSETS
Current assets:
  Cash.........................................................................  $   25,273
  Accounts receivable:
    Trade, net of $243,068 allowance for doubtful accounts--Notes 1 and 7......   1,321,549
    Income tax refund receivable...............................................     139,234
    Employees..................................................................         956
    Advances to suppliers......................................................       5,235
  Note receivable..............................................................     167,758
  Inventories--Notes 1 and 2:
    Resale products............................................................     530,858
    Finished goods.............................................................   1,356,383
    Raw materials..............................................................   2,094,493
    Packaging..................................................................     649,241
  Prepaid expenses.............................................................      86,153
  Deferred tax asset...........................................................      13,947
                                                                                 ----------
                                                                                  6,391,080
                                                                                 ----------
Property, plant and equipment--Note 1:
  Land.........................................................................     117,679
  Buildings....................................................................   2,496,598
  Machinery and equipment......................................................   4,224,859
  Vehicles.....................................................................     584,692
  Furniture....................................................................      83,838
                                                                                 ----------
                                                                                  7,507,666
  Accumulated depreciation.....................................................   3,725,700
                                                                                 ----------
                                                                                  3,781,966
  Construction in progress.....................................................      45,626
                                                                                 ----------
                                                                                  3,827,592
                                                                                 ----------
Other assets:
  Intangibles--Notes 1 and 8...................................................     975,677
  Other........................................................................      43,180
                                                                                 ----------
                                                                                  1,018,857
                                                                                 ----------
                                                                                $11,237,529
                                                                                 ----------
                                                                                 ----------

         See Accompanying "Notes to Consolidated Financial Statements"

                      AMI OPERATING, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 JULY 31, 1996

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable--Note 3........................................................  $2,430,001
  Current maturities of long-term debt.........................................     871,968
  Trade accounts payable.......................................................   1,185,134
  Bank overdraft...............................................................     425,183
  Other payables and accrued expenses..........................................     677,098
  Income taxes payable.........................................................      28,635
                                                                                 ----------
                                                                                  5,618,019
                                                                                 ----------
Long-term liabilities:
  Long-term debt, net of current maturities--Note 5............................     710,003
  Deferred income taxes........................................................     210,829
  Other........................................................................      27,000
                                                                                 ----------
                                                                                    947,832
                                                                                 ----------
                                                                                  6,565,851
                                                                                 ----------
Stockholders' equity:
  Common stock, par value $1.00 per share; authorized 10,000,000 shares; issued
    and outstanding 1,000 shares...............................................       1,000
  Additional paid-in capital...................................................   2,094,304
  Retained earnings............................................................   2,576,374
                                                                                 ----------
                                                                                  4,671,678
                                                                                 ----------
                                                                                $11,237,529
                                                                                 ----------
                                                                                 ----------

         See Accompanying "Notes to Consolidated Financial Statements"

                      AMI OPERATING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                       YEARS ENDED JULY 31, 1996 AND 1995

                                                                                         1996           1995
                                                                                     -------------  -------------
Net sales..........................................................................  $  24,628,185  $  22,425,781
Cost of goods sold.................................................................     18,322,754     15,843,926
                                                                                     -------------  -------------
Gross profit.......................................................................      6,305,431      6,581,855
Management fee to stockholder......................................................        177,015         85,000
Selling, administrative and general expenses.......................................      5,881,937      8,667,793
                                                                                     -------------  -------------
Income (loss) from operations......................................................        246,479     (2,170,938)
                                                                                     -------------  -------------
Other income (expense):
  Interest income..................................................................          3,478          9,350
  Interest expense.................................................................       (325,981)      (273,013)
                                                                                     -------------  -------------
      Total other income (expense).................................................       (322,503)      (263,663)
                                                                                     -------------  -------------
(Loss) before income taxes.........................................................        (76,024)    (2,434,601)
Income taxes.......................................................................        122,019        409,799
                                                                                     -------------  -------------
Net loss...........................................................................  $    (198,043) $  (2,844,400)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Basic and diluted loss per share...................................................  $        (198) $      (2,844)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Weighted average number of common shares outstanding...............................          1,000          1,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

         See Accompanying "Notes to Consolidated Financial Statements"

                      AMI OPERATING, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                       YEARS ENDED JULY 31, 1996 AND 1995

                                                                             ADDITIONAL
                                                                 COMMON       PAID-IN       RETAINED
                                                                  STOCK       CAPITAL       EARNINGS       TOTAL
                                                               -----------  ------------  ------------  ------------
Balance, July 31, 1994.......................................   $   1,000   $  2,005,774  $  5,618,817  $  7,625,591
Net loss, 1995...............................................      --            --         (2,844,400)   (2,844,400)
                                                               -----------  ------------  ------------  ------------
Balance, July 31, 1995.......................................       1,000      2,005,774     2,774,417     4,781,191
Issuable 2,951 shares of parent company common stock for
  services...................................................      --             88,530       --             88,530
Net loss, 1996...............................................      --            --           (198,043)     (198,043)
                                                               -----------  ------------  ------------  ------------
Balance July 31, 1996........................................   $   1,000   $  2,094,304  $  2,576,374  $  4,671,678
                                                               -----------  ------------  ------------  ------------
                                                               -----------  ------------  ------------  ------------

         See Accompanying "Notes to Consolidated Financial Statements"

                      AMI OPERATING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       YEARS ENDED JULY 31, 1996 AND 1995

                                                                                         1996            1995
                                                                                    --------------  --------------
Cash flows from operating activities:
  Cash received from customers....................................................  $   25,075,654  $   22,416,995
  Interest received...............................................................           3,478           6,790
  Income tax refunds received.....................................................         103,865        --
  Cash paid to suppliers and employees............................................     (23,939,858)    (20,994,457)
  Interest paid...................................................................        (360,618)       (283,682)
  Income taxes paid...............................................................        (542,090)       (317,657)
                                                                                    --------------  --------------
      Cash provided by operations.................................................         340,431         827,989
                                                                                    --------------  --------------
Cash flows from investing activities:
  Proceeds from sale of property..................................................         870,764        --
  Repayment of advances to officer................................................        --                29,955
  Purchase of land................................................................          (2,950)        (12,500)
  Payments for buildings and improvements.........................................         (49,269)        (26,080)
  Payments to related party for buildings and improvements........................        (802,264)       --
  Purchase of equipment...........................................................        (626,252)       (591,732)
  Payments for trademarks.........................................................        --                (2,938)
  Payments for package design costs...............................................        (592,265)       (246,466)
                                                                                    --------------  --------------
      Cash (used for) investing activities........................................      (1,202,236)       (849,761)
                                                                                    --------------  --------------
Cash flows from financing activities:
  Proceeds from borrowings........................................................       3,300,000         400,000
  Proceeds from sale of stock.....................................................         107,886        --
  Repayment of borrowings.........................................................      (2,718,757)       (454,476)
  Dividends Paid..................................................................        --              (244,104)
                                                                                    --------------  --------------
      Cash provided by (used for) financing activities............................         689,129        (298,580)
                                                                                    --------------  --------------
Net decrease in cash..............................................................        (172,676)       (320,352)
      Cash, beginning of year.....................................................         197,949         518,301
                                                                                    --------------  --------------
      Cash, end of year...........................................................  $       25,273  $      197,949
                                                                                    --------------  --------------
                                                                                    --------------  --------------

         See Accompanying "Notes to Consolidated Financial Statements"

                      AMI OPERATING, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 1996 AND 1995

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS:

    AMI Operating, Inc. ("Arrowhead") formerly known as Arrowhead Mills, Inc., manufactures and distributes organic foods and pastas primarily throughout the United States on credit terms that Arrowhead establishes for individual customers. Arrowhead's customers are primarily wholesale distributors. Arrowhead operates under compliance with specific sections of the Food, Drug and Cosmetic Act of 1938 and the Good Manufacturing Practices Act of 1967 and subsequent revisions.

    On November 17, 1997, Arrowhead's stockholders exchanged all of their stock in Arrowhead with a newly formed holding company which is using the name Arrowhead Mills, Inc. All stock and earnings per share information is presented as if this transaction occurred at the beginning of the earliest period presented.

PRINCIPLES OF CONSOLIDATION:

    The accompanying consolidated financial statements include the accounts of Arrowhead and all of its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

ALLOWANCE FOR DOUBTFUL ACCOUNTS:

    The allowance for doubtful accounts is based on a historical ratio of net account charge-offs to trade accounts receivable outstanding at year end, supplemented by additional allowances based on management's evaluation of open account balances and cash discounts offered at the end of the period.

INVENTORIES:

    Inventories are stated at the lower of cost, determined by the first-in, first-out method (FIFO), or market. Obsolete, slow-moving and damaged merchandise is valued at estimated net realizable value.

PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are stated at cost. Property additions and improvements are charged to the property accounts while maintenance and repairs, which do not materially improve or prolong assets lives, are charged against earnings. Related costs and accumulated depreciation are removed from their respective accounts upon disposal of properties, and any gain or loss on disposition is credited or charged to earnings.

    Arrowhead uses the straight-line methods of depreciation. Estimated useful lives for buildings range from 15 to 40 years, and estimated useful lives for machinery and equipment range from 5 to 20 years.

    Contract construction costs are accumulated during periods of construction. These expenditures are depreciated over the estimated useful lives of the assets when the assets are placed in service.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
DEFERRED INCOME TAXES:

    Deferred income taxes are provided on timing differences between financial statement and income tax reporting. A deferred tax asset has also been recognized for the timing differences relating to a non-compete agreement.

NET INCOME PER SHARE:

    Net income per share is computed for all periods presented in accordance with FASB Statement No. 128, "Earnings per Share," based on the weighted average number of shares outstanding during the period.

OTHER ASSETS:

    Intangibles are carried at cost, net of accumulated amortization. Trademarks and organization costs are amortized using the straight-line method over periods of five to forty years. Package design costs are amortized using the straight-line method over periods of five years.

CASH AND CASH EQUIVALENTS:

    For purposes of the statement of cash flows, Arrowhead considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING:

    Advertising costs, except for costs associated with direct-response advertising, are charged to operations when the advertising first takes place. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. The advertising expense for 1996 was $463,533 ($489,829 in 1995). There is no prepaid or capitalized direct-response advertising at July 31, 1996.

NOTE 2. INVENTORIES:

    The inventories used in determining cost of sales for the years ended July 31, are as follows:

1995............................................ $4,355,071
1996............................................  4,630,975

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995

NOTE 2. INVENTORIES: (CONTINUED)
    An evaluation reserve of $152,948 was charged against inventories at July 31, 1996. This amount results from adjustments to market value relating to bulk grain inventories.

NOTE 3. NOTES PAYABLE:

    Notes payable at July 31, 1996 consist of the following:

Revolving notes payable to bank, with a maximum credit limit of
$2,500,000, $500,000 due August 1996 with the balance due
January 1997 plus interest payable quarterly at 1% above the prime rate which was 9.25% on July 31, 1996,(9.75% in 1995)
secured by accounts receivable and inventory.................... $2,300,001

7.0% demand note payable to stockholder, partially secured......     30,000

Note payable to TSG2 L.P., Arrowhead's controlling stockholder, due on demand with interest due monthly at 1.0% above the prime
rate which was 9.25% on July 31, 1996, unsecured................    100,000
                                                                  ---------
                                                                 $2,430,001
                                                                  ---------
                                                                  ---------

    The provisions of the revolving note payable places restrictions on stock repurchases, fixed asset purchases, indebtedness created and dividends.

NOTE 4. PROFIT SHARING PLAN:

    Arrowhead adopted a defined contribution profit sharing plan effective August 1, 1984 which covers substantially all employees. The eligibility requirements under the plan are 21 years of age or one year of service. The annual contribution to the plan is discretionary and determined by the board of directors. A contribution has been accrued in the amount of $15,000 for 1996 and $35,000 for 1995.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995

NOTE 5. LONG-TERM DEBT, NET OF CURRENT MATURITIES:

    Long-term debt, net of current maturities at July 31, 1996 consists of the following:

Note payable to bank, payable in monthly installments of
$20,983, including interest at 1/2% above prime, which was 8.75%
at July 31, 1996, through November 2000, secured by a deed of trust and equipment.............................................  $ 889,948

Note payable to former employee, payable in quarterly
installments of $4,000 plus interest at 6.8%, through January
1998, unsecured.................................................     24,000

13% notes payable to former subsidiary stockholders, interest only payments due quarterly, with principal due April 1997,
unsecured.......................................................    627,002

8% note payable to former subsidiary stockholder, payable in bi-weekly installments of $2,346, including interest, through
April 1997, unsecured...........................................     41,021
                                                                  ---------
                                                                  1,581,971
Less current maturities.........................................    871,968
                                                                  ---------
                                                                  $ 710,003
                                                                  ---------
                                                                  ---------

    Following are maturities of long-term debt for each of the next five years and in the aggregate:

                                                               YEAR ENDED
                                                                JULY 31,
                                                              ------------
1997........................................................  $    871,968
1998........................................................       196,337
1999........................................................       214,223
2000........................................................       233,737
2001........................................................        65,706
                                                              ------------
                                                              $  1,581,971
                                                              ------------
                                                              ------------

NOTE 6. TRANSACTIONS WITH RELATED PARTIES AND CONCENTRATION:

    Arrowhead paid $255,553 to companies controlled by stockholders or directors for products or services in 1996 ($471,815 in 1995). Arrowhead also incurred $907,264 to a company controlled by a stockholder/director for the construction of a new warehouse in 1996. At July 31, 1996, amounts due these companies included in trade accounts payable were $114,399.

    Arrowhead sells a substantial portion of its products to one unrelated customer. During 1996 sales to that customer aggregated $6,192,366 ($5,048,210 in 1995). At July 31, 1996, amounts due from that customer included in trade accounts receivable were $276,375.

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995

NOTE 7. ALLOWANCE FOR DOUBTFUL ACCOUNTS:

    The activity in the allowance for doubtful accounts during the year ended July 31, 1996 is summarized as follows:

Balance, beginning of year........................................  $ 123,001
Add:  Amounts charged to operations...............................    168,206
                                                                    ---------
                                                                      291,207
                                                                    ---------
Less: Charge-offs, net of recoveries:
     Charge-offs..................................................     48,227
     Recoveries...................................................        (88)
                                                                    ---------
     Net charge-offs..............................................     48,139
                                                                    ---------
Balance, end of year..............................................  $ 243,068
                                                                    ---------
                                                                    ---------

                      AMI OPERATING, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 1996 AND 1995

NOTE 8. INTANGIBLES:

    Intangibles at July 31, 1996 are as follows:

Package design costs............................................ $1,246,884
Trademarks......................................................     43,718
Organization Costs..............................................      2,000
                                                                  ---------
                                                                  1,292,602
Less accumulated amortization...................................   (316,925)
                                                                  ---------
                                                                  $ 975,677
                                                                  ---------
                                                                  ---------

    Amortization expense for 1996 was $165,893 ($176,007 in 1995).

NOTE 9. SUPPLEMENTAL CASH FLOW INFORMATION:

    The following is a reconciliation of net loss to net cash provided by operations:

                                                                       1996          1995
                                                                    -----------  -------------
Net loss..........................................................  $  (198,043) $  (2,844,400)
                                                                    -----------  -------------
Adjustments to reconcile net loss to net cash provided by
  operations:
  Depreciation....................................................      464,836        436,208
  Amortization....................................................      165,893        176,007
  Stock issued for services.......................................       88,530       --
  Provision for losses on accounts receivable.....................      168,206         42,590
  Write-down of goodwill..........................................      --           3,647,076
  (Gain) Loss on sale of assets...................................     (203,659)      --
  Transfers of vehicles as wages..................................       13,386         14,003
  Changes in assets and liabilities:
    Decrease (increase) in trade accounts receivable..............     (115,113)        (9,086)
    Decrease (increase) in other receivables......................     (281,262)       (53,168)
    Decrease (increase) in inventories............................     (275,905)    (1,250,194)
    Decrease (increase) in prepaid expenses.......................       20,476        (13,696)
    Decrease (increase) in other assets...........................       31,385       --
    Increase (decrease) in trade payables and bank overdraft......      651,257        288,354
    Increase (decrease) in income taxes payable...................     (158,829)       201,986
    Increase (decrease) in other payables and accrued expenses....     (159,258)       134,378
    Increase (decrease) in retirement plan and bonuses payable....      178,059        120,687
    Increase (decrease) in deferred taxes payable.................      (49,528)       (62,756)
                                                                    -----------  -------------
      Total adjustments...........................................      538,474      3,672,389
                                                                    -----------  -------------
Net cash provided by operations...................................  $   340,431  $     827,989
                                                                    -----------  -------------
                                                                    -----------  -------------

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995

NOTE 9. SUPPLEMENTAL CASH FLOW INFORMATION: (CONTINUED)
    Cash for the year ended July 31, 1996 and 1995 consisted of checking and petty cash accounts in the amount of $25,273 and $197,949, respectively.

NOTE 10. SIGNIFICANT STOCK TRANSACTIONS:

    On September 18, 1995 Arrowhead acquired DNF Acquisition Co. in a business combination accounted for in a manner similar to a pooling of interests. DNF Acquisition Co. is the sole stockholder of DeBoles Nutritional Foods, Inc., which manufactures and sells natural pastas. DNF Acquisition Co. became a wholly owned subsidiary of Arrowhead through the exchange of 154,917 shares of Arrowhead's common stock for all of the stock of DNF Acquisition Co. The accompanying financial statements for 1995 have been restated to give effect to the combination. For all periods presented, DNF Acquisition Co. and its wholly owned subsidiary, DeBoles Nutritional Foods, Inc., were under common control with Arrowhead.

    On April 24, 1998, Arrowhead's parent Arrowhead Mills, Inc. ("AMI") signed, an agreement and plan of merger whereby AMI agreed to exchange 100% of AMI's common stock for cash and common stock in The Hain Food Group, Inc., a public company.

NOTE 11. INCOME TAXES:

    Income tax expense for the years ended July 31, 1996 and 1995 is comprised of the following:

                                                                           1996        1995
                                                                        ----------  ----------
Current provision--federal............................................  $  194,892  $  428,128
Current provision--state..............................................      51,651      44,428
Deferred provision--federal...........................................    (124,524)    (62,625)
Deferred provision--state.............................................      --            (132)
                                                                        ----------  ----------
                                                                        $  122,019  $  409,799
                                                                        ----------  ----------
                                                                        ----------  ----------

    A reconciliation of income tax expense to the amount computed by applying statutory income tax rates to earnings before income taxes for the years ended July 31, 1996 and 1995 is as follows:

                                                                          1996        1995
                                                                       ----------  -----------
Federal income tax...................................................  $  (25,848) $  (827,764)
State income tax, net of federal benefit.............................      (4,561)    (146,076)
Nondeductible expenses...............................................      36,327    1,432,669
Taxable income not recorded on books.................................     155,345      --
Deductions not recorded on books.....................................     (35,938)     (14,612)
Other................................................................      (3,306)     (34,418)
                                                                       ----------  -----------
                                                                       $  122,019  $   409,799
                                                                       ----------  -----------
                                                                       ----------  -----------

                      AMI OPERATING, INC. AND SUBSIDIARIES

                             JULY 31, 1996 AND 1995

NOTE 11. INCOME TAXES: (CONTINUED)
    Significant components of Arrowhead's deferred tax assets and liabilities as of July 31, 1996 are as follows:

Deferred tax asset-non-compete agreement.........................  $  13,947
Deferred tax liabilities-property, plant and equipment...........   (210,829)
                                                                   ---------
                                                                   $(196,882)
                                                                   ---------
                                                                   ---------

    The components giving rise to the net deferred liability described above, have been included in the accompanying consolidated balance sheet as of July 31, 1996 as follows:

Current assets...................................................  $  13,947
Noncurrent liabilities...........................................   (210,829)
                                                                   ---------
                                                                   $(196,882)
                                                                   ---------
                                                                   ---------

NOTE 12. GOODWILL WRITE-DOWN:

    During the year ended July 31, 1995, management determined that due to a significant decline in sales, the value originally assigned to goodwill relating to a previous acquisition was permanently impaired. This decline resulted mainly from reduced orders from one of Arrowhead's former major customers. Arrowhead believes that the significantly reduced orders from this former customer, as well as increased competition in the market place, has caused this impairment. Accordingly, Arrowhead has charged selling, administrative and general expenses for $3,647,076 for goodwill write-down.

NOTE 13. SUBSIDIARY YEAR END:

    The accompanying consolidated financial statements include the accounts of AMI Operating, Inc. and its subsidiaries at July 31, 1996 and for the year then ended. For the year ended July 31, 1995 the subsidiaries' results from operations and cash flows include the period January 1, 1995 through September 17, 1995, which represents the acquisition date as described in Note 10. Intercompany transactions and balances have been eliminated in consolidation.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Dana Alexander, Inc.
Brooklyn, New York

    We have audited the accompanying balance sheet of Dana Alexander, Inc. ("Terra") as of July 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the seven month period from January 1, 1997 through July 31, 1997. These financial statements are the responsibility of Terra's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dana Alexander, Inc. as of July 31, 1997 and the results of its operations and its cash flows for the seven months then ended in conformity with generally accepted accounting principles.

McGladrey & Pullen, LLP

Anaheim, California
May 22, 1998

                              DANA ALEXANDER, INC.

                                 BALANCE SHEETS

                                                                                                        POST
                                                                                        PRE          ACQUISITION
                                                                                    ACQUISITION    ---------------
                                                                                   --------------     APRIL 30,
                                                                                   JULY 31, 1997        1998
                                                                                   --------------  ---------------
                                                                                                     (UNAUDITED)
                                                 ASSETS (Note 5)
Current Assets
  Cash...........................................................................   $     67,000    $      70,000
  Accounts receivable, net of allowance for doubtful accounts 1997 $57,000; 1998
    $77,000 (Note 2).............................................................      1,220,000        1,392,000
  Other receivables..............................................................         55,000           40,000
  Inventories (Note 3)...........................................................        711,000          887,000
  Prepaid expenses...............................................................        259,000          285,000
                                                                                   --------------  ---------------
      Total current assets.......................................................      2,312,000        2,674,000
Equipment and Leasehold Improvements, net (Note 4)...............................        873,000          965,000
Package Design Costs, net of accumulated amortization 1997 $38,000; 1998 $74,000
  (unaudited)....................................................................        166,000          130,000
Intangible Assets, net of accumulated amortization 1997 $4,000; 1998 $131,000
  (unaudited)....................................................................         41,000       10,584,000
Debt Issue Costs, net............................................................        --               416,000
Other Assets.....................................................................         29,000           47,000
                                                                                   --------------  ---------------
                                                                                    $  3,421,000    $  14,816,000
                                                                                   --------------  ---------------
                                                                                   --------------  ---------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Line of credit (Note 5)........................................................   $    275,000    $   1,640,000
  Current maturities of long-term debt (Note 5)..................................         36,000          645,000
  Due to parent company..........................................................        --               191,000
  Trade accounts payable.........................................................        674,000          767,000
  Accrued expenses...............................................................        500,000          615,000
  Income taxes payable...........................................................        161,000          --
  Deferred taxes (Note 6)........................................................         20,000           20,000
                                                                                   --------------  ---------------
      Total current liabilities..................................................      1,666,000        3,878,000
                                                                                   --------------  ---------------
Long-Term Debt, less current maturities (Note 5).................................         53,000       14,803,000
                                                                                   --------------  ---------------
Commitments and Contingencies (Notes 5 and 7)
Stockholders' Equity (Deficit) (Note 8)
  Common stock, no par value ; authorized 400 shares; issued and outstanding
    218.18 shares................................................................          1,000            1,000
  Additional paid-in capital.....................................................        209,000        4,822,000
  Excess of consideration paid over consideration received.......................        --            (8,855,000)
  Retained earnings, April 30, 1998 since November 17, 1997......................      1,492,000          167,000
                                                                                   --------------  ---------------
                                                                                       1,702,000       (3,865,000)
                                                                                   --------------  ---------------
                                                                                    $  3,421,000    $  14,816,000
                                                                                   --------------  ---------------
                                                                                   --------------  ---------------

                       See Notes to Financial Statements.

                              DANA ALEXANDER, INC.

                              STATEMENTS OF INCOME

                                                                PRE ACQUISITION
                                                   ------------------------------------------
                                                                                 PERIOD FROM   POST ACQUISITION
                                                                                  AUGUST 1,    -----------------
                                                   SEVEN MONTHS   NINE MONTHS       1997          PERIOD FROM
                                                      ENDED          ENDED         THROUGH     NOVEMBER 18, 1997
                                                     JULY 31,      APRIL 30,     NOVEMBER 17,        THROUGH
                                                       1997          1997           1997         APRIL 30, 1998
                                                   ------------  -------------  -------------  -----------------
                                                                  (UNAUDITED)    (UNAUDITED)      (UNAUDITED)
Net Sales (Note 2)...............................   $7,765,000    $ 9,331,000    $ 3,937,000     $   7,288,000
Cost of Sales....................................    4,360,000      5,290,000      2,287,000         4,339,000
                                                   ------------  -------------  -------------  -----------------
      GROSS PROFIT...............................    3,405,000      4,041,000      1,650,000         2,949,000
Selling, general and administrative expenses
  (Note 7).......................................    2,195,000      2,887,000      1,296,000         1,774,000
Amortization of goodwill.........................       --            --             --                125,000
Officer bonuses..................................       70,000        170,000        220,000          --
Management fee to stockholder....................      105,000        225,000         40,000          --
                                                   ------------  -------------  -------------  -----------------
      OPERATING INCOME...........................    1,035,000        759,000         94,000         1,050,000
Interest Expense.................................       30,000         16,000          8,000           630,000
                                                   ------------  -------------  -------------  -----------------
Income before income taxes.......................    1,005,000        743,000         86,000           420,000
Provision for Income Taxes (Note 6)..............      483,000        344,000         44,000           253,000
                                                   ------------  -------------  -------------  -----------------
      NET INCOME.................................   $  522,000    $   399,000    $    42,000     $     167,000
                                                   ------------  -------------  -------------  -----------------
                                                   ------------  -------------  -------------  -----------------
Earnings per share...............................   $ 2,392.52    $  1,828.77    $    192.50     $      765.42
                                                   ------------  -------------  -------------  -----------------
                                                   ------------  -------------  -------------  -----------------
Weighted-average number of common shares
  outstanding....................................       218.18         218.18         218.18            218.18
                                                   ------------  -------------  -------------  -----------------
                                                   ------------  -------------  -------------  -----------------

                       See Notes to Financial Statements.

                              DANA ALEXANDER, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                          EXCESS OF
                                                          ADDITIONAL    CONSIDERATION
                                                            PAID-IN       PAID OVER      RETAINED
                                              COMMON        CAPITAL     CONSIDERATION    EARNINGS
                                               STOCK       (NOTE 8)      CONTRIBUTED     (NOTE 8)         TOTAL
                                            -----------  -------------  -------------  -------------  --------------
Pre Acquisition
  Balance, December 31, 1996..............   $    1,000   $    209,000  $    --        $     970,000  $    1,180,000
    Net income............................      --            --             --              522,000         522,000
                                            -----------  -------------  -------------  -------------  --------------
  Balance, July 31, 1997..................        1,000        209,000       --            1,492,000       1,702,000
    Net income (unaudited)................      --            --             --               42,000          42,000
                                            -----------  -------------  -------------  -------------  --------------
  Balance, November 17 1997 (unaudited)...        1,000        209,000       --            1,534,000       1,744,000
Post Acquisition
  Eliminate capital accounts upon
    acquisition of Terra (unaudited)......      --            (210,000)      --           (1,534,000)     (1,744,000)
  Paid-in capital recorded upon
    acquisition of Terra (unaudited)......      --           6,580,000       --             --             6,580,000
  Contribution of capital (unaudited).....      --             323,000       --             --               323,000
  Consideration paid (unaudited)..........      --          (2,080,000)   (8,855,000)       --           (10,935,000)
  Net income (unaudited)..................      --            --             --              167,000         167,000
                                            -----------  -------------  -------------  -------------  --------------
Balance, April 30, 1998 (unaudited)...      $     1,000  $   4,822,000  $ (8,855,000)  $     167,000  $   (3,865,000)
                                            -----------  -------------  -------------  -------------  --------------
                                            -----------  -------------  -------------  -------------  --------------

                       See Notes to Financial Statements.

                              DANA ALEXANDER, INC.

                            STATEMENTS OF CASH FLOW

                                                                     PRE ACQUISITION                    POST
                                                       -------------------------------------------  ACQUISITION
                                                                                      PERIOD FROM   ------------
                                                        PERIOD FROM                    AUGUST 1,    PERIOD FROM
                                                         JANUARY 1,    NINE MONTHS      1997       NOVEMBER 18,
                                                            1997          ENDED         THROUGH     1997 THROUGH
                                                          THROUGH       APRIL 30,     NOVEMBER 17,    APRIL 30,
                                                        JULY 31,1997       1997          1997           1998
                                                       --------------  ------------  -------------  ------------
                                                                       (UNAUDITED)    (UNAUDITED)   (UNAUDITED)
Cash Provided by Operating Activities
  Net income.........................................   $    522,000    $  399,000    $    42,000    $  167,000
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Depreciation and amortization......................        122,000       169,000         98,000       280,000
  Allocated expense paid by parent...................        --             --            --            200,000
  Deferred taxes.....................................         20,000        --            --             --
Change in assets and liabilities:
  (Increase) decrease in:
    Receivables......................................       (168,000)     (117,000)      (173,000)       38,000
    Inventories......................................       (189,000)     (225,000)       (14,000)     (162,000)
    Prepaid expenses and other assets................        (44,000)     (124,000)        19,000       (80,000)
  Increase (decrease) in:
    Accounts payable and accrued expenses............         27,000        95,000        311,000      (103,000)
    Income taxes payable.............................       (231,000)     (257,000)         83,000     (244,000)
                                                       --------------  ------------  -------------  ------------
      Net cash provided by operating activities......         59,000       (60,000)        366,000       96,000
                                                       --------------  ------------  -------------  ------------
Cash Flows from Investing Activities
  Purchase of equipment..............................       (220,000)     (453,000)      (139,000)     (153,000)
  Acquisition of Terra (Note 8)......................        --             --            --              6,000
  Capitalized package design costs...................        (10,000)      (20,000)       --             --
                                                       --------------  ------------  -------------  ------------
      Net cash (used in) investing activities........       (230,000)     (473,000)      (139,000)     (147,000)
                                                       --------------  ------------  -------------  ------------
Cash Flows from Financing Activities
  Increase (decrease) in checks in excess of bank
    balance..........................................        (17,000)       --            --             --
  Net borrowings (payments) on revolving credit
    agreement........................................        275,000       600,000        (275,000)       --
  Payments on long-term borrowings...................        --             --            (89,000)       --
  Principal payments on long-term borrowings.........        (26,000)     (277,000)       --             --
  Change in parent company debt......................        --             --             76,000       115,000
                                                       --------------  ------------  -------------  ------------
      Net cash provided by (used in) financing
        activities...................................        232,000       323,000       (288,000)      115,000
                                                       --------------  ------------  -------------  ------------
      Net increase (decrease) in cash................         61,000      (210,000)       (61,000)       64,000
Cash
  Beginning of period................................          6,000       241,000         67,000         6,000
                                                       --------------  ------------  -------------  ------------
  End of period......................................   $     67,000    $   31,000    $     6,000    $   70,000
                                                       --------------  ------------  -------------  ------------
                                                       --------------  ------------  -------------  ------------

                       See Notes to Financial Statements.

                             DANA ALEXANDER INC.
               SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                                July 31, 1997     April 30, 1998
                                                -------------     --------------
                                                                    (unaudited)
Cash paid during the periods ending
  Interest..............................          $ 30,000            $486,000
                                                  --------            --------
                                                  --------            --------

  Income taxes..........................          $697,000            $257,000
                                                  --------            --------
                                                  --------            --------


             SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACTIVITIES

   During the nine month period ended April 30, 1998, Terra's parent company made a $123,000 payment on Terra's long-term debt.

                              DANA ALEXANDER, INC.

                         NOTES TO FINANCIAL STATEMENTS

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

    Terra, a wholly-owned subsidiary of Arrowhead Mills, Inc. ("AMI"), manufactures and distributes specialty potato chips and other vegetable chips to gourmet food shops, wholesale clubs and other distributors throughout the United States on credit terms that Terra establishes for individual customers. Terra operates under compliance with specific sections of the Food, Drug and Cosmetic Act of 1938 and the Good Manufacturing Practices Act of 1967 and subsequent revisions. Terra changed its accounting year end to July 31 to be consistent with its parent company. The July 31, 1997 period is seven months.

UNAUDITED INTERIM FINANCIAL INFORMATION:

    The unaudited interim financial information presented herein as of April 30, 1998 and for the periods ended April 30, 1998, April 30, 1997 and November 17, 1997 reflects all adjustments which are, in the opinion of management, necessary for a fair presentation for the periods presented. Such adjustments are of a normal recurring nature. The financial information is not intended to be a complete presentation in accordance with generally accepted accounting principles. Interim financial results are not necessarily indicative of the results Terra will incur during its fiscal year.

BASIS OF PRESENTATION:

    AMI acquired 100% of Terra on November 17, 1997. Accordingly, the excess purchase price over book value is recorded on Terra financial statements as of the acquisition date. The accompanying statements of income, stockholders' equity and cash flows for the periods captioned as "Pre Acquisition" represent when Terra was not owned by AMI, while the period captioned as "Post Acquisition" represents Terra after it was acquired by AMI.

A SUMMARY OF TERRA'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH CONCENTRATION:

    At July 31, 1997, Terra had approximately $394,000 on deposit in a single financial institution. Deposits in excess of $100,000 are not insured by the FDIC.

INVENTORIES:

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

                              DANA ALEXANDER, INC.

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

    Equipment and leasehold improvements are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives as follows.

                                                                                         YEARS
                                                                                       ---------
Machinery and equipment..............................................................   5-10
Office furniture.....................................................................      5
Vehicles.............................................................................      5
Leasehold improvements...............................................................   3-10

PACKAGE DESIGN COSTS:

    Terra capitalizes costs incurred for the design of its packaging. These costs are amortized over the estimated life of the packaging not to exceed five years.

INTANGIBLE ASSETS:

    Intangible assets consist primarily of goodwill which is amortized over forty years using the straight line method.

DEBT ISSUE COST:

    Debt issue costs are the portion of costs incurred by the parent company relating to the debt recorded in Terra's financial statements. These costs are amortized over the life of the debt agreement using a method that approximates the interest method.

LONG-LIVED ASSETS:

    On January 1, 1996, Terra adopted Financial Accounting Standards Board
(FASB) Statement No. 121. "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF". Under those rules, long-term and intangible assets are evaluated for possible impairment when events or circumstances indicate the carrying amount of those assets may not be recoverable. Recoverability is assessed based on the gross undiscounted estimated future cash flows before interest charges. If an impairment is indicated, the amount would be determined by comparing the estimated fair value to the carrying value of the asset being evaluated. In the absence of quoted market prices, fair value is estimated by using the projected cash flows discounted at a rate commensurate with the risks involved.

ADVERTISING:

    Terra expenses the production costs of advertising the first time the advertising takes place. Advertising expense was approximately $136,000 during the seven months ended July 31, 1997. Prepaid advertising as of July 31, 1997 totaled $6,000.

                              DANA ALEXANDER, INC.

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) INCOME TAXES:

    Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

EARNINGS PER SHARE:

    Earnings per share are computed using the weighted average number of common shares outstanding during the respective periods. There are no potentially dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

    In 1997, Terra adopted FASB Statement No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

        CASH AND CASH EQUIVALENTS: The carrying amount approximates fair value because of the short maturity of those instruments.

        LINE OF CREDIT AND LONG-TERM DEBT: The carrying amount approximates fair value because the interest rate fluctuates with the lending banks' prime rate or LIBOR.

NOTE 2. MAJOR CUSTOMER

    Terra had net sales to one customer for the seven months ended July 31, 1997 that individually accounted for more than 10% of Terra's net sales. Net sales to this customer were approximately $2,200,000 for the seven months ended July 31, 1997 and net trade receivables at July 31, 1997 was $150,000. Sales to this customer for the nine months ended April 30, 1997 were $2,500,000, for the period ended November 17, 1997 were $603,000 and for the period ended April
30, 1998 were $1,182,000. Trade receivables from this customer at April 30, 1998 were $107,000.

NOTE 3. INVENTORIES

                                                                 JULY 31,        APRIL 30,
                                                                   1997            1998
                                                               ------------  ----------------
                                                                               (UNAUDITED)
Raw materials................................................   $   88,000      $  124,000
Finished goods...............................................      131,000         238,000
Packaging....................................................      492,000         525,000
                                                               ------------       --------

                                                                $  711,000      $  887,000
                                                               ------------       --------
                                                               ------------       --------

                              DANA ALEXANDER, INC.

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 4. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

                                                                                    JULY 31,
                                                                                      1997
                                                                                  ------------
Machinery and equipment.........................................................   $  867,000
Office furniture................................................................      105,000
Vehicles........................................................................       31,000
Leasehold improvements..........................................................      362,000
                                                                                  ------------
                                                                                    1,365,000
Less accumulated depreciation...................................................      492,000
                                                                                  ------------
                                                                                   $  873,000
                                                                                  ------------
                                                                                  ------------

NOTE 5. NOTES PAYABLE

    At July 31, 1997, Terra had a line of credit with a bank for $1,500,000 at prime plus 0.5%, secured by all assets of Terra and expiring on June 30, 1998. Terra also has a term agreement with a bank which requires $1,800 per month principal payments plus interest at prime plus 1% and is due June 2,000 and other term debt totaling $24,000. The aggregate amount of long-term debt maturing in future years are as follows: 1998 $36,000; 1999 $32,000 and 2,000 $21,000. These notes were repaid in connection with the acquisition discussed in
Note 8 (unaudited).

UNAUDITED INTERIM INFORMATION:

    In connection with the transaction discussed in Note 8, AMI entered into a credit agreement with a bank to finance the acquisition and repay existing debt. The agreement includes the following terms. The facility provides for a $6,000,000 revolving line of credit, including letters of credit up to $1,000,000, with interest at the bank's base rate plus 1% to 1.75% (10% at February 28, 1997) or LIBOR plus 2% to 2.75% (8.125% at February 28, 1997) depending on certain financial conditions through October 2003. The amount outstanding at February 28, 1998 is $2,000,000. There are two term facilities:
Series A, $12,000,000 with the same interest terms as the revolver, and quarterly principal payments of $125,000 due beginning January 1998, and increasing each anniversary to $812,500 per quarter in 2003 when the series will be fully paid; Series B $7,000,000 with interest at the bank's base rate plus 2% (10% at February 28, 1997) or LIBOR plus 3% (8.625% at February 28, 1997), principal payments are due quarterly at $25,000 per quarter beginning January 1998 through 2003 and four quarterly payments of $1,600,000 each in 2004. All assets of Terra are pledged as collateral on the loans. The agreement provides for certain financial covenants to be maintained.

                              DANA ALEXANDER, INC.

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 5. NOTES PAYABLE (CONTINUED)
    The scheduled maturities of principal maturities on the above term facilities are as follows:

YEAR ENDED JULY 31,
-------------------------------------------------------------------------------
1998...........................................................................  $     450,000
1999...........................................................................      1,163,000
2000...........................................................................      1,725,000
2001...........................................................................      2,225,000
2002...........................................................................      2,912,000
Thereafter.....................................................................     10,525,000
                                                                                 -------------
                                                                                 $  19,000,000
                                                                                 -------------
                                                                                 -------------

    As part of the acquisition discussed in Note 8, Terra has been allocated $17,211,000 of the debt proceeds and has reflected these amounts as debt on its balance sheet.

NOTE 6. INCOME TAXES

    The provision for income taxes for the seven months ended July 31, 1997 consist of the following:

Current...........................................................  $ 463,000
Deferred..........................................................     20,000
                                                                    ---------
                                                                    $ 483,000
                                                                    ---------
                                                                    ---------

    A reconciliation of income tax expense to the amount computed by applying statutory income tax rates to earnings before income taxes:

Federal income tax................................................  $ 352,000
State income tax, net of federal benefit..........................    121,000
Other.............................................................     10,000
                                                                    ---------
                                                                    $ 483,000
                                                                    ---------
                                                                    ---------

    Significant components of Terra's deferred tax assets and liabilities as of July 31, 1997 are as follows:

Deferred Taxes
Deferred tax liability, receivables...............................  $  50,000
Deferred tax asset, other.........................................    (30,000)
                                                                    ---------
Net deferred tax liability........................................  $  20,000
                                                                    ---------
                                                                    ---------

NOTE 7. RENT COMMITMENTS, RENT EXPENSE AND CONTINGENCY

    Terra leases its facilities under three operating lease agreements. Rent expense for the seven months ended July 31, 1997 was $119,000. Future rent commitments are as follows: 1998 $206,000; 1999 $157,000; and 2,000 $47,000.

                              DANA ALEXANDER, INC.

              (INFORMATION RELATING TO THE INTERIM ARE UNAUDITED)

NOTE 7. RENT COMMITMENTS, RENT EXPENSE AND CONTINGENCY (CONTINUED)
    Terra is in the process of discovery relating to an employee lawsuit. The employee claims damages of $800,000. Management believes the outcome of this suit will not have a material effect on the financial statements.

NOTE 8. SUBSEQUENT EVENTS (UNAUDITED)

    On November 17, 1997 Terra was acquired by AMI, which is under common control with Terra. As a result of the combination of the two entities under common control, the portion of the acquisition price in excess of book value of Terra which was controlled by the majority owner has been recorded as a reduction in stockholders' equity. The portion of the purchase price in excess of book value relating to the minority stockholders has been recorded as a purchase. Also, since Terra was acquired 100% by this majority stockholder through a step transaction, Terra applied push-down accounting upon this acquisition. Accordingly, the assets of Terra have been revalued as of the acquisition date and the total excess purchase price of $10,670,000 has been recorded on Terra's balance sheet. The portion of the step acquisition that was funded by debt which is collateralized by Terra assets is recorded as a liability, and the remainder has been recorded as paid-in capital. The supplemental cash flow information relating to this transaction is as follows:

Working capital deficit assumed, net of cash acquired..........  $ 1,915,000
Long-term assets, including intangible assets acquired.........  (12,265,000)
Long-term debt incurred related to acquisition.................   14,711,000
Paid-in capital................................................    6,580,000
Consideration paid to majority stockholder.....................  (10,935,000)
                                                                 -----------
Cash acquired on acquisition...................................  $     6,000
                                                                 -----------
                                                                 -----------

    On April 24, 1998, AMI signed an agreement and plan of merger whereby AMI agreed to exchange 100% of AMI's stock for a combination of cash and common stock of The Hain Food Group, Inc., a public company. This transaction closed on July 1, 1998. These financial statements do not include any adjustments which may be required as a result of this transaction.

NOTE 9. PRIOR PERIOD INTERIM INFORMATION (UNAUDITED)

    Selected financial information for the seven months ended July 31, 1996 are as follows: net sales $5,338,000; gross profit $2,625,000; provision for income taxes $384,000; net income $565,000; and earnings per share of $2.59.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Dana Alexander Inc.
Brooklyn, New York

    We have audited the accompanying balance sheets of Dana Alexander Inc. ("Terra") as of December 31, 1996 and December 31, 1995 and the related statements of operations and retained earnings, common stock, additional paid in capital and cash flows for the years then ended. These financial statements are the responsibility of Terra's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dana Alexander Inc. as of December 31, 1996 and December 31, 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Katz & Bloom, LLC
Roslyn Heights, New York
March 19, 1997
June 2, 1997 as to Note L

                              DANA ALEXANDER INC.

                                 BALANCE SHEET

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1996          1995
                                                                                        ------------  ------------
                                                      ASSETS
Current Assets:
  Cash in bank........................................................................  $      6,379  $    126,261
  Accounts receivable-trade-less allowances for doubtful accounts and accrued credits
    of $121 479 in 1996 and $39 300 in 1995 (Note G)..................................       956,444       641,927
  Accounts receivable-other...........................................................        45,104         1,612
  Inventory (Notes A, B and G)........................................................       521,746       296,417
  Prepaid expenses (Note C)...........................................................       200,560        49,847
  Note receivable (Notes D and G).....................................................        55,000       --
                                                                                        ------------  ------------
    Total Current Assets..............................................................     1,785,233     1,116,064
                                                                                        ------------  ------------
Property, Plant and Equipment--
  At cost (Notes A, E and G)..........................................................     1,327,070       907,943
  Less-accumulated depreciation and amortization......................................       402,966       339,325
                                                                                        ------------  ------------
    Net Property, Plant and Equipment.................................................       924,104       568,618
                                                                                        ------------  ------------
Other Assets:
  Deposits............................................................................        28,242        36,412
  Intangible assets-net of accumulated amortization of $7 610 in 1996 and $3 530 in
    1995 (Note A).....................................................................        48,653        52,733
  Long-term note receivable (Notes D and G)...........................................        50,000       --
  Other...............................................................................        15,000         1,452
  Deferred income taxes (Notes A and F)...............................................       --             24,000
                                                                                        ------------  ------------
    Total Other Assets................................................................       141,895       114,597
                                                                                        ------------  ------------
    Total.............................................................................  $  2,851,232  $  1,799,279
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Bank overdraft......................................................................  $     16,906  $    --
  Accounts payable....................................................................       789,472       511,476
  Current maturity-notes payable (Notes G and L)......................................        38,555        50,883
  Current maturity-equipment leases payable...........................................         2,016        25,420
  Accrued liabilities (Note H)........................................................       354,558       101,427
  Income taxes payable (Notes A and F)................................................       391,801       206,310
                                                                                        ------------  ------------
    Total Current Liabilities.........................................................     1,593,308       895,516
                                                                                        ------------  ------------
Long-Term Liabilities:
  Deferred taxes payable (Notes A and F)..............................................         3,000       --
  Notes payable-less current maturity (Notes G and L).................................        74,218       114,788
  Equipment leases payable-less current maturity......................................       --             38,366
  Notes payable-stockholders (Note G).................................................       --            338,000
                                                                                        ------------  ------------
    Total Long-Term Liabilities.......................................................        77,218       491,154
                                                                                        ------------  ------------
Commitments and Contingencies (Note I)................................................       --            --
Stockholders' Equity:
  Common stock--authorized 400 shares no par value-issued and outstanding 218.18
    shares............................................................................         1,145         1,145
  Additional paid in capital..........................................................       209,437       209,437
  Retained earnings...................................................................       970,124       202,027
                                                                                        ------------  ------------
    Total Stockholders' Equity........................................................     1,180,706       412,609
                                                                                        ------------  ------------
    Total.............................................................................  $  2,851,232  $  1,799,279
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                              DANA ALEXANDER INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                                                              YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                      ---------------------------
                                                                                          1996           1995
                                                                                      -------------  ------------
Net sales...........................................................................  $  10,493,160  $  5,604,337
Cost of sales.......................................................................      5,643,285     3,221,380
                                                                                      -------------  ------------
Gross profit........................................................................      4,849,875     2,382,957
                                                                                      -------------  ------------
Other income........................................................................        192,332         7,896
Selling and administrative expenses.................................................      3,227,645     1,925,592
Officers' bonus.....................................................................        200,000        50,000
Management fees to stockholder......................................................        245,000        75,000
                                                                                      -------------  ------------
Income before interest and taxes on income..........................................      1,369,562       340,261
Interest expense....................................................................         46,465        65,434
                                                                                      -------------  ------------
Income before taxes on income.......................................................      1,323,097       274,827
Taxes on income (Notes A and F).....................................................        555,000       191,000
                                                                                      -------------  ------------
Net income..........................................................................        768,097        83,827
Retained earnings--beginning........................................................        202,027       118,200
                                                                                      -------------  ------------
Retained earnings--end..............................................................  $     970,124  $    202,027
                                                                                      -------------  ------------
                                                                                      -------------  ------------
Basic and dliuted earnings per common share.........................................  $       3,520  $        393
                                                                                      -------------  ------------
                                                                                      -------------  ------------
Weighted average number common shares...............................................         218.18        213.30
                                                                                      -------------  ------------
                                                                                      -------------  ------------

   The accompanying notes are an integral part of these financial statements.

                              DANA ALEXANDER INC.

                           STATEMENT OF COMMON STOCK

                          YEAR ENDED DECEMBER 31, 1996

                                                                                                 SHARES     AMOUNT
                                                                                                ---------  ---------
January 1, 1996 and December 31, 1996.........................................................
  (No change during the year)                                                                      218.18  $   1,145
                                                                                                ---------  ---------
                                                                                                ---------  ---------

                          YEAR ENDED DECEMBER 31, 1995

                                                                                                 SHARES     AMOUNT
                                                                                                ---------  ---------
Common stock--January 1, 1995.................................................................     200.00  $   1,050

Stated value--sale of 122.18 shares common stock issued in connection with the merger of Dana
  Alexander Holding Company, Inc. and DA Acquisition, Inc. with and into Dana Alexander Inc.
  Neither Dana Alexander Holding Company, Inc. nor DA Acquisition, Inc. had any operating
  history.....................................................................................     122.18        641
                                                                                                ---------  ---------
                                                                                                   322.18      1,691
Acquisition of 104 shares common stock to be permanently retired in connection with the merger of Dana Alexander Holding Company, Inc. and DA Acquisition, Inc. with and into Dana
  Alexander Inc...............................................................................    (104.00)      (546)
                                                                                                ---------  ---------
Common stock--December 31, 1995...............................................................     218.18  $   1,145
                                                                                                ---------  ---------
                                                                                                ---------  ---------

                    STATEMENT OF ADDITIONAL PAID IN CAPITAL

                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1995
                                                                                            ----------  ----------
Additional paid in capital--beginning of year.............................................  $  209,437  $  124,950
Officers' loans contributed to capital....................................................      --          44,582
Excess of proceeds of sale of 18.18 shares common stock over stated value.................      --          39,905
                                                                                            ----------  ----------
Additional paid in capital--end of year...................................................  $  209,437  $  209,437
                                                                                            ----------  ----------
                                                                                            ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                              DANA ALEXANDER INC.

                            STATEMENT OF CASH FLOWS

                                                                                                 YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                            ---------------------
                                                                                               1996       1995
                                                                                            ----------  ---------
Cash Flows From Operating Activities:
  Net income..............................................................................  $  768,097  $  83,827
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.........................................................     155,653    138,136
    Allowance for doubtful accounts.......................................................      69,837     12,600
    Accrued interest on stockholders' loans...............................................      --         21,148
    Loss on retirement of fixed assets....................................................      16,406      7,250
    Gain on sale of fixed assets..........................................................      (9,302)    (3,100)
    Gain on sale on local distribution rights.............................................    (172,000)    --
  Changes in assets and liabilities:
    Accounts receivable (net).............................................................    (384,354)  (235,477)
    Accounts receivable-other.............................................................     (43,492)    30,188
    Accrued interest-notes receivable.....................................................      (2,406)    --
    Prepaid expenses......................................................................    (150,713)    (9,120)
    Inventory.............................................................................    (225,329)   (70,706)
    Deferred income taxes.................................................................      24,000    (24,000)
    Other assets..........................................................................       1,452     --
    Bank overdraft........................................................................      16,906     --
    Accounts payable......................................................................     168,590    215,096
    Accrued liabilities...................................................................     253,131    (30,932)
    Income taxes payable..................................................................     185,491    205,135
    Deferred income taxes payable.........................................................       3,000     --
                                                                                            ----------  ---------
        Net cash provided by operating activities.........................................     674,967    340,045
                                                                                            ----------  ---------
Cash Flows Used In Investing Activities:
  Purchase of fixed assets................................................................    (473,807)  (236,790)
  Proceeds from sale of local distribution rights.........................................      69,406     --
  Deposit payments........................................................................     (10,300)    (7,125)
  Proceeds from sale of fixed assets......................................................      54,050      3,100
  Refunds of deposits.....................................................................      18,470     --
  Intangible asset expenditures...........................................................      --        (14,584)
                                                                                            ----------  ---------
        Net cash used in investing activities.............................................    (342,181)  (255,399)
                                                                                            ----------  ---------
Cash Flows From Financing Activities:
  Payments-loans from stockholders........................................................    (338,000)    --
  Payments on long and short term debt....................................................     (52,898)  (700,083)
  Payments on capital leases..............................................................     (61,770)   (25,126)
  Proceeds from sale of common stock......................................................      --         40,000
  Proceeds from long term borrowing in connection with stock sale.........................      --        260,000
  Loans from stockholders.................................................................      --         78,000
  Due to stockholders.....................................................................      --           (195)
  Proceeds from long term borrowing.......................................................      --        348,000
                                                                                            ----------  ---------
        Net cash (used in) provided by financing activities...............................    (452,668)       596
                                                                                            ----------  ---------
Net (decrease) increase in cash...........................................................    (119,882)    85,242
        Cash and cash equivalents-beginning of year.......................................     126,261     41,019
                                                                                            ----------  ---------
        Cash and cash equivalents-end of year.............................................  $    6,379  $ 126,261
                                                                                            ----------  ---------
                                                                                            ----------  ---------

   The accompanying notes are an integral part of these financial statements.

                              DANA ALEXANDER INC.

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                           1996       1995
                                                                        ----------  ---------
Cash paid during the year ended December 31,
  Interest............................................................  $   67,696  $  43,463
                                                                        ----------  ---------
                                                                        ----------  ---------
  Income taxes........................................................  $  369,509  $   8,240
                                                                        ----------  ---------
                                                                        ----------  ---------

            SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACTIVITIES

    In connection with the sale of the local route distribution rights (Note D) Terra received a $172,000 note from the purchaser. During 1996 Terra received a principal payment of $69,406 on the note.

            SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACTIVITIES

    In connection with the transfer of a majority interest of the common stock of Dana Alexander Inc. in 1995 by its two principal stockholders, Dana Alexander Inc. merged with two newly created corporations. As a result of this merger, Terra assumed a liability to the principal stockholders (prior to the merger) in the amount of $260,000. In addition, loans from these two stockholders totaling $44,582 were contributed to Terra as additional paid in capital.

                              DANA ALEXANDER INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

NOTE A--SUMMARY OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

ACTIVITIES:

    Terra was incorporated in the State of New York on March 7, 1989 and derives its revenue from the sale of "Terra Chips" and "Yukon Gold" potato and other vegetable chips primarily to gourmet food shops, wholesale clubs and distributors, including one customer that accounted for approximately 32% of Terra's sales in 1996 and two customers that accounted for approximately 22% of Terra's sales in 1995. Credit is granted to customers in the ordinary course of business.

INVENTORY:

    Inventory is stated at cost or market, whichever is lower and consists of uncooked vegetables, finished goods and supplies.

FIXED ASSETS--DEPRECIATION:

    Fixed assets are recorded at cost and includes equipment under capital lease. Costs of maintenance and repairs are charged to expense as incurred. Depreciation is provided for on the straight-line method over the following estimated useful lives: machinery and equipment 5 years; vehicles 5 years; and leasehold improvements shorter of lease term or asset useful life.

INCOME TAXES:

    Income taxes are accounted for in accordance with SFAS 109 "Accounting for Income Taxes". Deferred income taxes are provided for the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

TRADEMARKS:

    Costs incurred in the registration and acquisition of trademarks and trademark rights (intangible assets) are capitalized and are amortized over the useful life of the assets.

NOTE B--INVENTORY

    Inventory consists of:

                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                          1996        1995
                                                                       ----------  ----------
Packaging film.......................................................  $  302,396  $  149,811
Finished goods.......................................................     121,049      68,693
Other supplies.......................................................      71,834      27,307
Raw materials........................................................      26,467      50,606
                                                                       ----------  ----------
    Total............................................................  $  521,746  $  296,417
                                                                       ----------  ----------
                                                                       ----------  ----------

                              DANA ALEXANDER INC.

                               DECEMBER 31, 1996

NOTE C--PREPAID EXPENSES

    Prepaid expenses consist of:

                                                                            DECEMBER 31,
                                                                        ---------------------
                                                                           1996       1995
                                                                        ----------  ---------
Market development costs..............................................  $  105,167  $  --
Other.................................................................      46,661     15,719
Advertising...........................................................      34,070     --
Insurance.............................................................      14,662     28,452
Employee benefits.....................................................      --          5,676
                                                                        ----------  ---------
                                                                        $  200,560  $  49,847
                                                                        ----------  ---------
                                                                        ----------  ---------

NOTE D--NOTE RECEIVABLE

    On January 1, 1996 Terra sold the rights to distribute its products in the Metropolitan New York City area. The agreement, as revised, calls for the following remaining payments plus interest at 9% per annum.

January 1, 1997..................................     52,594
January 1, 1998..................................     50,000
                                                   ---------
                                                   $ 102,594
                                                   ---------
                                                   ---------

NOTE E--FIXED ASSETS

    The major classes of fixed assets are:

                                                                           DECEMBER 31,
                                                                     ------------------------
                                                                         1996         1995
                                                                     ------------  ----------
Production equipment...............................................  $    863,476  $  472,507
Leasehold improvements.............................................       347,211     273,054
Office furniture and equipment.....................................        85,354      48,539
Transportation equipment...........................................        31,029     113,843
                                                                     ------------  ----------
    Total..........................................................  $  1,327,070  $  907,943
                                                                     ------------  ----------
                                                                     ------------  ----------

    Depreciation and amortization of fixed and intangible assets amounted to $155,653 for the year ended December 31, 1996 and $138,136 for the year ended December 31, 1995. Depreciation is computed on the straight-line method.

    At December 31, 1996, $22,489 of equipment owned by Terra was held for use in the manufacturing facility of a co-packer of Terra's products. At December 31, 1996, printing plates costing $166,936 were held at the premises by the vendor who produces Terra's packaging film.

    During 1996 Terra retired from service several older equipment items. Terra adjusted the equipment's carrying value to its net realizable value on sale. Accordingly, a charge to income of $16,406 was recorded in 1996.

                              DANA ALEXANDER INC.

                               DECEMBER 31, 1996

NOTE F--INCOME TAXES

    The provision for income taxes is as follows:

                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                          1996        1995
                                                                       ----------  ----------
Current:
  Federal............................................................  $  394,483  $  154,000
  State and local....................................................     133,517      61,000
Deferred--net........................................................      27,000     (24,000)
                                                                       ----------  ----------
                                                                       $  555,000  $  191,000
                                                                       ----------  ----------
                                                                       ----------  ----------

    A reconciliation of income tax expense to the amount computed by applying statutory income tax rates to earnings before income taxes:

                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                          1996        1995
                                                                       ----------  ----------
Federal income tax...................................................  $  450,000  $   94,000
State income tax, net of federal benefit.............................     105,000      33,000
Additional tax due to change in tax status...........................      --          64,000
                                                                       ----------  ----------
                                                                       $  555,000  $  191,000
                                                                       ----------  ----------
                                                                       ----------  ----------

    Significant components of Terra's deferred tax assets and liabilities are as follows:

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------
Deferred tax assets--
  property, plant and equipment.........................................  $  25,000  $  19,000
  reserve for doubtful accounts.........................................     14,000      5,000
                                                                          ---------  ---------
                                                                             39,000     24,000
Deferred tax liabilities--installment note receivable...................    (42,000)    --
                                                                          ---------  ---------
                                                                          $  (3,000) $  24,000
                                                                          ---------  ---------
                                                                          ---------  ---------

NOTE G--NOTES PAYABLE

    Terra maintains a line of credit with a bank that provides for borrowing up to $1,000,000 and bears interest at one half of one percent over the bank's prime rate. At December 31, 1996 there were no borrowing's under the line of credit.

    Terra also has an installment loan with the bank that is payable in monthly installments of $1,800 plus interest at 1% per annum above the bank's prime rate.

                              DANA ALEXANDER INC.

                               DECEMBER 31, 1996

NOTE G--NOTES PAYABLE (CONTINUED)
    The loan is secured by all inventory, machinery and equipment not pledged elsewhere, accounts receivable, notes receivable, intangibles and the guarantees of two of Terra's principal stockholders. The loan matures on July 1, 2000.

    In March 1993, Terra entered into a $125,000 loan agreement with the New York State Urban Development Corporation (UDC). The agreement provides for working capital and machinery and equipment term loans with maturities of four and six years respectively. The loans call for monthly payments of $920 and $1,170 including interest at 1% per annum until March 1994. The payments increase to $962 and $1,262 monthly including interest at 4% per annum starting in April 1994. The loans are secured by the machinery and equipment purchased with the loan proceeds, the assignment of life insurance policies on two stockholders and the personal guarantee of the two of the principal stockholders. The loan agreement also contains restrictions on the payment of dividends, ability to incur additional financial obligations, sale of stock, sale of assets, ability to merge or consolidate with any other company and require Terra to maintain certain minimum financial ratios.

    The notes bear interest at rates from 4% per annum to 9.5% per annum and mature as follows:

1997..............................................................  $  41,676
1998..............................................................     36,730
1999..............................................................     25,383
2000..............................................................     12,600
                                                                    ---------
                                                                    $ 116,389
Less amounts representing interest................................      1,601
                                                                    ---------
Present value of minimum notes payable payments...................  $ 114,788
                                                                    ---------
                                                                    ---------

NOTE H--ACCRUED LIABILITIES

    Accrued liabilities consist of:

                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                          1996        1995
                                                                       ----------  ----------
Packaging set-up costs...............................................  $   90,936  $   --
Payroll..............................................................      76,877      40,039
Miscellaneous........................................................      69,373      42,790
Freight..............................................................      40,547      --
Brokers fees.........................................................      30,706      12,000
Advertising..........................................................      30,000      --
Professional fees....................................................      16,119       6,598
                                                                       ----------  ----------
                                                                       $  354,558  $  101,427
                                                                       ----------  ----------
                                                                       ----------  ----------

                              DANA ALEXANDER INC.

                               DECEMBER 31, 1996

NOTE I--COMMITMENTS AND CONTINGENCIES

    (a) Terra occupies premises under leases that expire in December 1996 and December 1999. The leases call for annual payments of $204,600 in 1997 plus escalation and Terra has the right to renew one of the leases for two one year periods at annual rent of $93,600 and $97,800.

    (b) In connection with the sale of their stock in 1995, Terra's President and Vice President received three year employment agreements at a specified base salary. The agreements terminate upon the death or disability of the employee.

    (c) Terra and one of its stockholder-officers are defendants in a discrimination lawsuit brought by a former employee. The plaintiff seeks compensatory and punitive damages in an unspecified amount. In March 1997 the Court dismissed the complaint in its entirety against the stock-holder-officer. Terra believes that the remaining claims are without merit and intends to vigorously defend the action. It is the opinion of management that the outcome of this matter will not materially affect Terra's financial position.

NOTE J--RELATED PARTY TRANSACTIONS

    Included in other expenses are management fees paid to the following related parties:

    Officer bonuses paid to two of Terra's principal shareholders aggregated $200,000 for the year ended December 31, 1996 and $50,000 in the year ended December 31, 1995.

    Management fees of $245,000 for the year ended December 31, 1996 and $75,000 for the year ended December 31, 1995 were paid to an affiliate of Terra's principal shareholder.

    During 1995 expense reimbursements aggregating $20,697 were paid to Terra's principal shareholder.

    Interest expense to two of Terra's shareholders aggregated $26,641 for the year ended December 31, 1996 and $21,148 for the year ended December 31, 1995.

NOTE K--RECLASSIFICATION

    Certain items in the 1995 financial statements have been reclassified to agree with their 1996 presentation.

NOTE L. SUBSEQUENT EVENTS

    During the five months ended May 31, 1997, Terra, under its line of credit with the bank borrowed at various times $900,000 and repaid $275,000.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Garden of Eatin', Inc.
Hollywood, California

    We have audited the accompanying balance sheet of Garden of Eatin', Inc. ("GOE") as of December 23, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 1997 through December 23, 1997. These financial statements are the responsibility of GOE's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garden of Eatin', Inc. as of December 23, 1997 and the results of its operations and its cash flows for the period from January 1, 1997 through December 23, 1997 in conformity with generally accepted accounting principles.

McGladrey & Pullen, LLP

Anaheim, California
May 8, 1998

                             GARDEN OF EATIN', INC.

                                 BALANCE SHEETS

                                                                         DECEMBER 23,  DECEMBER 31,    MARCH 31,
                                                                             1997          1996          1998
                                                                         ------------  ------------  ------------
                                                                                       (UNAUDITED)   (UNAUDITED)
                                                 ASSETS (Note 5)
Current Assets
  Cash and cash equivalents............................................   $   92,000    $   37,000   $    322,000
  Accounts receivable, net of allowance for doubtful accounts 1997
    $100,000; 1996 $82,000; 1998 $106,000 (Note 2).....................    1,391,000     1,489,000      1,419,000
  Receivable from stockholder..........................................      500,000        --            --
  Inventories (Notes 2 and 3)..........................................      152,000       279,000        180,000
  Prepaid expenses.....................................................       45,000        50,000         24,000
  Deferred taxes (Note 8)..............................................      223,000        67,000        223,000
                                                                         ------------  ------------  ------------
      TOTAL CURRENT ASSETS.............................................    2,403,000     1,922,000      2,168,000
                                                                         ------------  ------------  ------------
Furniture, Fixtures and Equipment, net (Note 4)........................      230,000       136,000        269,000
Package Design Costs, net of accumulated amortization 1997 $233,000;
  1996 $231,000; 1998 $235,000.........................................       77,000        64,000        118,000
Insurance Contract (Note 5)............................................       --           490,000        --
Other Assets...........................................................       22,000        24,000          7,000
                                                                         ------------  ------------  ------------
                                                                          $2,732,000    $2,636,000   $  2,562,000
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current maturity of capital lease obligation (Note 6)................   $    8,000    $   --       $      7,000
  Trade accounts payable...............................................      598,000     1,069,000        886,000
  Accrued payroll......................................................      306,000        87,000         26,000
  Other accrued expenses...............................................       90,000        92,000        122,000
  Due to stockholder...................................................       --           160,000        --
  Accrued expenses to stockholder......................................      420,000        --            --
  Income taxes payable.................................................      145,000        17,000        231,000
                                                                         ------------  ------------  ------------
      TOTAL CURRENT LIABILITIES........................................    1,567,000     1,425,000      1,272,000
Capital lease obligation, less current maturity (Note 6)...............       94,000        --             91,000
Note Payable (Note 5)..................................................       --           490,000        --
Deferred Taxes (Note 8)................................................       16,000         7,000         16,000
Commitments and Contingencies (Notes 2, 3, 7 and 10)
Stockholders' Equity
  Common stock, authorized 100,000 shares; issued and outstanding
    20,000 shares......................................................      436,000        16,000        436,000
  Retained earnings....................................................      619,000       698,000        747,000
                                                                         ------------  ------------  ------------
                                                                           1,055,000       714,000      1,183,000
                                                                         ------------  ------------  ------------
                                                                          $2,732,000    $2,636,000   $  2,562,000
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

                       See Notes to Financial Statements.

                             GARDEN OF EATIN', INC.

                            STATEMENTS OF OPERATIONS

                                          PERIOD FROM                                 PERIOD FROM
                                          JANUARY 1,            YEAR ENDING           DECEMBER 24,  THREE MONTHS
                                         1997 THROUGH   ----------------------------  1997 THROUGH     ENDED
                                         DECEMBER 23,   DECEMBER 31,   DECEMBER 31,     MARCH 31,    MARCH 31,
                                             1997           1996           1995           1998          1997
                                         -------------  -------------  -------------  ------------  ------------
                                                         (UNAUDITED)    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Net Sales (Note 2).....................  $  13,616,000  $  13,588,000  $  11,923,000   $3,496,000   $  3,183,000
Cost of Sales (Note 2).................      9,465,000      9,843,000      8,917,000    2,409,000      2,225,000
                                         -------------  -------------  -------------  ------------  ------------
      GROSS PROFIT.....................      4,151,000      3,745,000      3,006,000    1,087,000        958,000
Operating Expenses
  Management fees to stockholder.......        420,000       --             --             62,000        --
  Reimbursement of finder's fee........         80,000       --             --             --            --
  Compensation to terminated
    employees..........................        674,000        641,000        463,000       --            122,000
  Selling, general and administrative
    (Notes 4 and 7)....................      2,913,000      2,698,000      2,220,000      799,000        733,000
                                         -------------  -------------  -------------  ------------  ------------
                                             4,087,000      3,339,000      2,683,000      861,000        855,000
                                         -------------  -------------  -------------  ------------  ------------
      OPERATING INCOME.................         64,000        406,000        323,000      226,000        103,000
Financial Income (Expense)
  Interest income......................         10,000          9,000          2,000        4,000          1,000
  Interest expense.....................        (70,000)      (115,000)      (119,000)     (16,000)       (23,000)
                                         -------------  -------------  -------------  ------------  ------------
      INCOME BEFORE INCOME TAXES.......          4,000        300,000        206,000      214,000         81,000
Provision for Income Taxes
  (Note 8).............................         83,000         87,000         67,000       86,000         32,000
                                         -------------  -------------  -------------  ------------  ------------
      NET INCOME (LOSS)................  $     (79,000) $     213,000  $     139,000   $  128,000   $     49,000
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------
Earnings (loss) per share..............  $        3.95  $       10.65  $        6.95   $     6.40   $       2.45
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------
Weighted-average shares outstanding....         20,000         20,000         20,000       20,000         20,000
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------

                       See Notes to Financial Statements.

                             GARDEN OF EATIN', INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                              COMMON     RETAINED
                                                                                              STOCK      EARNINGS
                                                                                            ----------  ----------
Balance, December 31, 1994 (unaudited)....................................................  $   16,000  $  346,000
  Net income (unaudited)..................................................................      --         139,000
                                                                                            ----------  ----------
Balance, December 31, 1995 (unaudited)....................................................      16,000     485,000
  Net income (unaudited)..................................................................      --         213,000
                                                                                            ----------  ----------
Balance, December 31, 1996 (unaudited)....................................................      16,000     698,000
  Capital contribution....................................................................     420,000      --
  Net (loss)..............................................................................      --         (79,000)
                                                                                            ----------  ----------
Balance, December 23, 1997................................................................     436,000     619,000
  Net income (unaudited)..................................................................      --         128,000
                                                                                            ----------  ----------
Balance, March 31, 1998 (unaudited).......................................................  $  436,000  $  747,000
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                       See Notes to Financial Statements.

                             GARDEN OF EATIN', INC.

                            STATEMENTS OF CASH FLOWS

                                 PERIOD FROM                                   PERIOD FROM
                                  JANUARY 1,           YEAR ENDING            DECEMBER 24,      THREE MONTHS
                                 1997 THROUGH   --------------------------    1997 THROUGH          ENDED
                                 DECEMBER 23,   DECEMBER 31,  DECEMBER 31,      MARCH 31,          MARCH 31,
                                     1997           1996          1995            1998               1997
                                --------------  ------------  ------------  -----------------  ----------------
                                                (UNAUDITED)   (UNAUDITED)      (UNAUDITED)       (UNAUDITED)
Cash Flows from Operating
  Activities
  Cash received from
    customers.................   $ 13,634,000    $13,502,000   $11,687,000     $ 3,468,000       $  3,281,000
  Cash paid to suppliers and
    employees.................    (13,107,000)  (13,058,000)  (11,285,000)      (3,546,000)        (3,125,000)
  Interest paid...............        (60,000)     (115,000)     (118,000)         (16,000)           (23,000)
  Income taxes paid...........       (101,000)      (52,000)      (85,000)         --                 --
                                --------------  ------------  ------------  -----------------  ----------------
        NET CASH PROVIDED BY
          (USED IN) OPERATING
          ACTIVITIES..........        366,000       277,000       199,000          (94,000)           133,000
                                --------------  ------------  ------------  -----------------  ----------------
Cash Flows from Investing
  Activities
  Purchase of equipment.......        (69,000)      (25,000)      (57,000)         (48,000)           (38,000)
  Capitalized package design
    costs.....................        (74,000)      (23,000)      (77,000)         (44,000)            (5,000)
                                --------------  ------------  ------------  -----------------  ----------------
        NET CASH (USED IN)
          INVESTING
          ACTIVITIES..........       (143,000)      (48,000)     (134,000)         (92,000)           (43,000)
                                --------------  ------------  ------------  -----------------  ----------------
Cash Flows from Financing
  Activities
  Increase in checks in excess
    of bank balance...........        --             --            --              --                 --
  Capital contribution........                                                     420,000            --
  Change in amounts due to
    stockholder...............       (160,000)     (122,000)      (58,000)         --                (33,000)
  Principal payments on
    capital lease
    obligation................         (8,000)      (99,000)      (66,000)         (4,000)           --
                                --------------  ------------  ------------  -----------------  ----------------
        NET CASH PROVIDED BY
          (USED IN) FINANCING
          ACTIVITIES..........       (168,000)     (221,000)     (124,000)         416,000            (33,000)
                                --------------  ------------  ------------  -----------------  ----------------
        INCREASE (DECREASE) IN
          CASH AND CASH
          EQUIVALENTS.........         55,000         8,000       (59,000)         230,000             57,000
Cash and Cash Equivalents
  Beginning of period.........         37,000        29,000        88,000           92,000             37,000
                                --------------  ------------  ------------  -----------------  ----------------
  End of period...............   $     92,000    $   37,000    $   29,000      $   322,000       $     94,000
                                --------------  ------------  ------------  -----------------  ----------------
                                --------------  ------------  ------------  -----------------  ----------------

                             GARDEN OF EATIN', INC.

                                 PERIOD FROM                                   PERIOD FROM
                                  JANUARY 1,           YEAR ENDING            DECEMBER 24,       THREE MONTHS
                                 1997 THROUGH   --------------------------    1997 THROUGH          ENDED
                                 DECEMBER 23,   DECEMBER 31,  DECEMBER 31,       MARCH 31,        MARCH 31,
                                     1997           1996          1995            1998               1997
                                --------------  ------------  ------------  -----------------  ----------------
                                                (UNAUDITED)   (UNAUDITED)      (UNAUDITED)       (UNAUDITED)
RECONCILIATION OF NET INCOME
  (LOSS) TO NET CASH PROVIDED
  BY (USED IN) OPERATING
  ACTIVITIES
  Net income (loss)...........   $    (79,000)   $  213,000    $  139,000      $   128,000       $     49,000
  Adjustments to reconcile net
    income (loss) to net cash
    provided by (used in)
    operating activities:
    Depreciation and
      amortization............        101,000       136,000       130,000           13,000             16,000
    Provision for doubtful
      accounts................         42,000       101,000        16,000            6,000             15,000
    Loss on disposal of
      equipment...............         45,000            --            --               --             28,000
    Deferred taxes............       (147,000)           --            --               --                 --
    Change in assets and
      liabilities:
    (Increase) decrease in:
      Receivables.............        (24,000)     (187,000)     (252,000)         46,000             83,000
      Inventories.............        127,000       (55,000)      (56,000)        (28,000)            36,000
      Prepaid expenses and
        other assets..........          7,000        14,000         5,000          35,000            (47,000)
    Increase (decrease) in:
      Income taxes payable....        128,000        45,000       (12,000)          86,000            32,000
      Accounts payable and
        accrued expenses......        166,000        10,000       229,000         (380,000)          (79,000)
                                --------------  ------------  ------------  -----------------  ----------------
        NET CASH PROVIDED BY
          (USED IN) OPERATING
          ACTIVITIES..........   $    366,000    $  277,000    $  199,000      $   (94,000)      $   133,000
                                --------------  ------------  ------------  -----------------  ----------------
                                --------------  ------------  ------------  -----------------  ----------------

                       See Notes to Financial Statements.

                             GARDEN OF EATIN', INC.

                         NOTES TO FINANCIAL STATEMENTS

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

    GOE manufactures and distributes organic foods throughout the United States. GOE's customers are primarily wholesale distributors. GOE operates under compliance with specific sections of the Food, Drug and Cosmetic Act of 1938 and the Good Manufacturing Practices Act of 1967 and subsequent revisions.

    On December 23, 1997, GOE's sole stockholder sold 11,000 shares of GOE stock to a third party. The sole stockholder is obligated to sell an additional 4,000 shares.

UNAUDITED INTERIM FINANCIAL INFORMATION:

    The interim financial information presented herein as of and for the periods ended March 31, 1998 and 1997 reflects all adjustments which are, in the opinion of management, necessary for a fair presentation for the periods presented. Such adjustments are of a normal recurring nature. The financial information is not intended to be a complete presentation in accordance with generally accepted accounting principles. Interim financial results are not necessarily indicative of results GOE will incur during its fiscal year.

A SUMMARY OF GOE'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH CONCENTRATION:

    At December 23, 1997, GOE had approximately $350,000 on deposit in a single financial institution. Deposits in excess of $100,000 are not insured by the FDIC.

INVENTORIES:

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

FURNITURE, FIXTURES AND EQUIPMENT:

    Furniture, fixtures and equipment are recorded at cost. Depreciation is provided using straight-line methods over the estimated useful lives of the assets ranging from three to seven years.

PACKAGE DESIGN COSTS:

    GOE capitalizes costs incurred for the design of its packaging. These costs are amortized over the estimated life of the packaging not to exceed three years.

                             GARDEN OF EATIN', INC.

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) LONG-LIVED ASSETS:

    GOE evaluates long-lived assets for impairment under Financial Accounting Standards Board (FASB) Statement No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of." Under those rules, long-term and intangible assets are evaluated for possible impairment when events or circumstances indicate the carrying amount of those assets may not be recoverable. Recoverability is assessed based on the gross undiscounted estimated future cash flows before interest charges. If an impairment is indicated, the amount would be determined by comparing the estimated fair value to the carrying value of the asset being evaluated. In the absence of quoted market prices, fair value is estimated by using the projected cash flows discounted at a rate commensurate with the risks involved.

ADVERTISING:

    GOE expenses the production costs of advertising the first time the advertising takes place. Advertising expense was approximately $115,000 during the period ended December 23, 1997 (the "Period") and $137,000 and $104,000 for the years ended December 31, 1996 and 1995. There is no prepaid advertising as of December 23, 1997.

INCOME TAXES:

    Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

EARNINGS PER SHARE:

    In February 1997, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share" (EPS). SFAS No. 128 requires dual presentation of basic EPS and diluted EPS on the face of all income statements issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net income divided by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options or other dilutive securities. The Company has no potentially dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

    In 1997, GOE adopted FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments." The carrying amount of accounts receivable and accounting payable approximates its fair value.

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

                             GARDEN OF EATIN', INC.

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) CASH AND CASH EQUIVALENTS: The carrying amount approximates fair value because of the short maturity of those instruments.

        NOTES PAYABLE: The carrying amount approximates fair value because the interest rate fluctuates with the lending banks' prime rate.

NOTE 2. CONCENTRATIONS

    GOE had net sales to two customers in the Period ending December 23, 1997 that individually accounted for more than 10% of GOE's net sales. Net sales to these customers during this period were approximately $1,617,000 and $1,315,000, respectively; and net trade receivables from these customers as of December 23, 1997 were approximately $45,000 and $232,000, respectively. Net sales to these customers were $1,568,000 and $1,345,000 during the year ended December 31, 1996 and $1,462,000 and $1,415,000 during the year ended December 31, 1995.

    GOE outsources all of its manufacturing to third party processors. As part of its agreement with its primary manufacturer, GOE supplied various raw materials used in production of its products totaling approximately $2,809,000 during the Period. GOE purchased approximately $8,607,000 of the total manufactured goods sold by GOE during the Period from this supplier.

NOTE 3. INVENTORIES

                                                     DECEMBER 23,  DECEMBER 31,    MARCH 31,
                                                         1997          1996          1998
                                                     ------------  ------------  ------------
Raw materials......................................   $   68,000    $  103,000    $   84,000
Finished goods.....................................       30,000       100,000        54,000
Packaging..........................................       54,000        76,000        42,000
                                                     ------------  ------------  ------------
                                                      $  152,000    $  279,000    $  180,000
                                                     ------------  ------------  ------------
                                                     ------------  ------------  ------------

    At December 23, 1997, GOE had fixed price commitments as of December 23, 1997 to purchase approximately $1,900,000 of raw materials to be used in production. GOE has not purchased any futures or option contracts.

                             GARDEN OF EATIN', INC.

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED

NOTE 4. FURNITURE, FIXTURES AND EQUIPMENT

    The components of furniture, fixtures and equipment are as follows:

                                                                   DECEMBER 23,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
Leasehold improvements...........................................   $   --        $   52,000
Machinery and equipment..........................................       33,000        33,000
Office equipment.................................................      315,000       180,000
Furniture and fixtures...........................................       48,000        48,000
                                                                   ------------  ------------
                                                                       396,000       313,000
Less accumulated depreciation....................................      166,000       177,000
                                                                   ------------  ------------
                                                                    $  230,000    $  136,000
                                                                   ------------  ------------
                                                                   ------------  ------------

    Included in office equipment, at December 23, 1997, is $110,000 of assets acquired under a capital lease. There is no accumulated depreciation on these assets as of December 23, 1997 as the equipment was not placed into service until 1998 (Note 6).

NOTE 5. NOTE PAYABLE

    GOE has a $250,000 revolving line of credit with a bank. The line is collateralized by substantially all of the assets of GOE. The agreement bears interest at the bank's reference rate (8.5% at December 23, 1997) plus 1% and matures in June 1998. There were no borrowings on the revolving line of credit as of December 23, 1997.

    At December 31, 1996, GOE had a note payable to its stockholder which had been used to fund leveraged split dollar life insurance policies on certain eligible employees of GOE. The stockholder of GOE was the beneficiary of the policies and made the required annual premium payments on the policies. There is no fixed repayment schedule on the principal balance of the note. Interest expense paid by GOE for the years ended December 1997, 1996 and 1995 was $50,000, $89,000 and $38,000, respectively. During 1997, the insurance contract was transferred to the stockholder in settlement of this note payable.

NOTE 6. CAPITAL LEASE OBLIGATION

    Capital lease obligation at December 23, 1997 consists of the following:

                                                                                 PRESENT VALUE
                                                                                    OF NET
                                                        MINIMUM    LESS AMOUNT      MINIMUM
                                                         LEASE     REPRESENTING      LEASE
YEAR ENDING DECEMBER 31,                                PAYMENT      INTEREST      PAYMENTS
-----------------------------------------------------  ----------  ------------  -------------
1998.................................................  $   51,000   $   43,000    $     8,000
1999.................................................      51,000       28,000         23,000
2000.................................................      51,000       18,000         33,000
2001.................................................      44,000        6,000         38,000
                                                       ----------  ------------  -------------
                                                       $  197,000   $   95,000    $   102,000
                                                       ----------  ------------  -------------
                                                       ----------  ------------  -------------

                             GARDEN OF EATIN', INC.

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED

NOTE 7. EMPLOYEE BENEFIT PLANS

PROFIT SHARING PLAN AND 401(K) PLAN:

    GOE has a qualified 401(k) employee benefit plan for substantially all employees who have met the minimum age and service requirements. Each participant is able to defer a maximum of 15% of their annual compensation, subject to any restrictions. GOE contributes an amount equal to 25% of each employee's contribution up to the first 4% of the employee's weekly compensation. Additionally, GOE may make discretionary contributions.

MONEY PURCHASE PENSION PLAN:

    GOE has a money purchase pension plan for all employees who have met the service requirements. GOE contributes up to 7% of the participants compensation up to $150,000 per year.

    During 1997, 1996 and 1995, GOE made contributions to these plans totaling $130,000, $148,000 and $131,000, respectively.

NOTE 8. INCOME TAXES

    The provision for income taxes consist of the following:

                                                                1997        1996       1995
                                                             -----------  ---------  ---------
Current....................................................  $   230,000  $  87,000  $  67,000
Deferred...................................................     (147,000)    --         --
                                                             -----------  ---------  ---------
                                                             $    83,000  $  87,000  $  67,000
                                                             -----------  ---------  ---------
                                                             -----------  ---------  ---------

    A reconciliation of income tax expense to the amount computed by applying statutory income tax rates to income before income taxes:

                                                               1997        1996        1995
                                                             ---------  -----------  ---------
Federal income tax.........................................  $   1,000  $   102,000  $  70,000
Nondeductible expenses.....................................     82,000      --          --
Other......................................................     --          (15,000)    (3,000)
                                                             ---------  -----------  ---------
                                                             $  83,000  $    87,000  $  67,000
                                                             ---------  -----------  ---------
                                                             ---------  -----------  ---------

    State income taxes have been offset by various credits available. Significant components of GOE's deferred tax assets and liabilities are as follows:

                                                                            1997       1996
                                                                         ----------  ---------
Deferred Tax Assets
  Allowance for doubtful accounts......................................  $   40,000  $  33,000
  Accrued expenses.....................................................     176,000     34,000
  Contributions carryforward...........................................       7,000     --
                                                                         ----------  ---------
    Total deferred tax assets..........................................     223,000     67,000
Deferred Tax Liabilities, property, plant and equipment................     (16,000)    (7,000)
                                                                         ----------  ---------
                                                                         $  207,000  $  60,000
                                                                         ----------  ---------
                                                                         ----------  ---------

                             GARDEN OF EATIN', INC.

INFORMATION WITH RESPECT TO THE PERIODS ENDED DECEMBER 31,1996 AND 1995 AND THE
             PERIODS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED

NOTE 8. INCOME TAXES (CONTINUED)
    The components giving rise to the net deferred assets (liabilities) described above, have been included in the accompanying balance sheets as follows:

                                                                          1997         1996
                                                                       -----------  ----------
Current assets.......................................................  $   223,000  $   67,000
Noncurrent (liabilities).............................................      (16,000)     (7,000)
                                                                       -----------  ----------
                                                                       $   207,000  $   60,000
                                                                       -----------  ----------
                                                                       -----------  ----------

    There is no valuation allowance on deferred taxes as management believes it is more likely than not that the assets will be realized.

NOTE 9. STATEMENTS OF CASH FLOW INFORMATION

                                                                                  PERIOD FROM
                                                                                  JANUARY 1,
                                                                                 1997 THROUGH
                                                                                 DECEMBER 23,
                                                                                     1997
                                                                                 -------------
Supplemental Schedule of Noncash Investing and Financing Activities Equipment
  acquired under capital lease obligation......................................   $   110,000
                                                                                 -------------
                                                                                 -------------
Transfer of life insurance contracts in settlement of related party note
  payable......................................................................   $   490,000
                                                                                 -------------
                                                                                 -------------
Stock subscription.............................................................   $   420,000
                                                                                 -------------
                                                                                 -------------

NOTE 10. RENT EXPENSE

    GOE leases its facilities on a month-to-month basis. Monthly rent is approximately $20,000 and rent expense totaled $240,000, $230,000 and $216,000 for 1997, 1996 and 1995, respectively.

NOTE 11. SUBSEQUENT EVENT

    On April 24, 1998, GOE's signed an agreement and plan of merger whereby GOE agreed to exchange 100% of GOE's common stock for a combination of cash and common stock in The Hain Food Group, Inc., a public company. This transaction closed on July 1, 1998. These financial statements do not include any adjustments which may be required as a result of this transaction.

              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements are presented to give effect to the Merger and the resulting acquisition of Arrowhead, Terra and GOE (collecitvely, the "Acquired Companies") under the purchase method of accounting. The income statements for the period ended June 30, 1997 and nine months ended March 31, 1998 assume that the Merger and the related acquisition of the Acquired companies had been consummated on July 1, 1997. The balance sheet assumes that the Merger had been consummated on March 31, 1998. The balance sheets of the Acquired Companies included in the unaudited pro forma condensed combined balance sheet are as of April 30, 1998 with respect to Arrowhead and Terra. Hain management anticipates that it will be able to achieve significant cost synergies and savings as a result of the Merger. However, in accordance with the rules for presentation of pro forma financial information, no effect to such cost savings has been included herein. The pro forma financial statements are not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger been consummated at such times, nor are they necessarily indicative of future results of operations or financial position. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of Hain and Westbrae, including the notes thereto, incorporated by reference herein and the financial statements of the Acquired Companies, including the notes thereto.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 (IN THOUSANDS)

                                 MARCH 31, 1998

                                  (UNAUDITED)

                                                                       HISTORICAL
                                                                 ----------------------
                                                                                                PRO FORMA
                                                                             ACQUIRED    --------------------------
                                                                   HAIN      COMPANIES   ADJUSTMENTS     COMBINED
                                                                 ---------  -----------  -----------    -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................  $     295   $     461    $    (461)(1)  $     295
  Trade accounts receivable, net...............................     12,926       4,889                      17,815
  Inventories..................................................     12,291       5,254                      17,545
  Receivables-sales of equipment...............................        175      --                             175
  Other current assets.........................................      1,750       1,025                       2,775
                                                                 ---------  -----------  -----------    -----------
    TOTAL CURRENT ASSETS.......................................     27,437      11,629         (461)        38,605
Property, plant and equipment, net.............................        873       4,965       (2,465)(2)      3,373
                                                                                            (10,584)(3)
Goodwill and other intangible assets, net......................     52,697      10,584       72,636 (4)    125,333
                                                                                             (1,348)(5)
Unamortized financing costs and other assets...................      3,809       1,508          600 (6)      4,569
                                                                 ---------  -----------  -----------    -----------
    TOTAL ASSETS...............................................  $  84,816   $  28,686    $  58,378      $ 171,880
                                                                 ---------  -----------  -----------    -----------
                                                                 ---------  -----------  -----------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses........................  $   8,460   $   4,668          250 (10) $  13,378
  Current portion of revolving credit..........................      3,500      --             (461)(1)      3,039
  Current portion of senior term loan..........................      1,310      --                           1,310
  Current portion of other long-term debt......................        195       2,292       (2,292)(7)        195
  Income taxes payable.........................................      1,753         426                       2,179
                                                                 ---------  -----------  -----------    -----------
TOTAL CURRENT LIABILITIES......................................     15,218       7,386       (2,503)        20,101
LONG-TERM DEBT, LESS CURRENT PORTION:
  Senior credit facility.......................................      8,195      --           42,000(8)      50,195
  Subordinated debentures......................................      7,447      --                           7,447
  Other........................................................        172      17,912      (17,912)(7)        172
                                                                 ---------  -----------  -----------    -----------
    TOTAL LONG-TERM DEBT.......................................     15,814      17,912       24,088         57,814
                                                                 ---------  -----------  -----------    -----------
OTHER LIABILITIES..............................................      1,442      --                           1,442
DEFERRED INCOME TAXES..........................................        552         431       --                983
                                                                 ---------  -----------  -----------    -----------
    TOTAL LIABILITIES..........................................     33,026      25,729       21,585         80,340
STOCKHOLDERS' EQUITY:
  Preferred stock                                                   --          --           --             --
                                                                                               (438)(9)
  Common stock.................................................        116         438           17 (10)       133
                                                                                             (7,198)(9)
  Additional paid in capital...................................     44,032       7,198       39,733 (10)    83,765
  Retained earnings............................................      7,917      (4,679)       4,679 (9)      7,917
  Treasury stock...............................................       (275)     --           --               (275)
                                                                 ---------  -----------  -----------    -----------
    TOTAL STOCKHOLDERS' EQUITY.................................     51,790       2,957       36,793         91,540
                                                                 ---------  -----------  -----------    -----------
    TOTAL LIABILITIES AND EQUITY...............................  $  84,816   $  28,686    $  58,378      $ 171,880
                                                                 ---------  -----------  -----------    -----------
                                                                 ---------  -----------  -----------    -----------

             See notes to unaudited pro forma financial statements.

                    PRO FORMA CONDENSED STATEMENT OF INCOME

                        FOR THE YEAR ENDED JUNE 30, 1997

                AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS.

                                  (UNAUDITED)

                                                                              PRO FORMA
                                                                                 FOR
                                           HISTORICAL          WESTBRAE      ACQUISITION                        PRO FORMA
                                     ----------------------    PRO FORMA     OF WESTBRAE    ACQUIRED    --------------------------
                                       HAIN      WESTBRAE     ADJUSTMENTS   NATURAL, INC.   COMPANIES    ADJUSTMENTS    COMBINED
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net sales..........................  $  65,353   $  32,894            --      $  98,247     $  52,889            --     $ 151,136
Cost of Sales......................     40,781      20,019            --         60,800        37,031                      97,831
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Gross Profit.......................     24,572      12,875            --         37,447        15,858            --        53,305
Management fees to stockholder.....                                                               510          (510)(1)        --
Selling, general and administrative
  expenses.........................     19,651      10,809     $  (1,143)(1)      29,317       10,587            --        39,904
Depreciation of property and
  equipment........................        178          94            --            272         1,128          (564)(2)       836
Amortization of goodwill and other                                  (213)(2)
  intangible assets................        740         213           543(3)       1,283            --         1,807(4)      3,090
                                     ---------  -----------  -------------  -------------  -----------  -------------  ----------
                                        20,569      11,116          (813)        30,872        12,225           733        43,830
                                     ---------  -----------  -------------  -------------  -----------  -------------  ----------
Operating income...................      4,003       1,759           813          6,575         3,633          (733)        9,475
Interest expense...................      1,639         213         1,786(4)       3,638           534          (534)(5)     5,278
                                                                                                              1,640(6)
Amortization of deferred financing
  costs............................        509           0           (18)(5)         491           --            --           491
                                     ---------  -----------  -------------  -------------  -----------  -------------  ----------
                                         2,148         213         1,768          4,129           534         1,106         5,769
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Income before income taxes.........      1,855       1,546          (955)         2,446         3,099        (1,839)        3,706
Provision for income taxes.........        786         206            35(6)       1,027         1,347          (743)(7)     1,631
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
  Net income.......................  $   1,069   $   1,340     $    (990)     $   1,419     $   1,752     $  (1,096)    $   2,075
                                     ---------  -----------  -------------  -------------  -----------  -------------  ----------
                                     ---------  -----------  -------------  -------------  -----------  -------------  ----------
Net income per common share:
  Diluted..........................  $    0.12                                $    0.16                                 $    0.19
  Basic............................       0.12                                     0.16                                      0.20

Common equivalent shares:
  Diluted..........................      8,993                                    8,993                                    10,709
  Basic............................      8,694                                    8,694                                    10,410

                    PRO FORMA CONDENSED STATEMENT OF INCOME

                    FOR THE NINE MONTHS ENDED MARCH 31, 1998

                AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS.

                                  (UNAUDITED)

                                                                              PRO FORMA
                                                                                 FOR
                                           HISTORICAL          WESTBRAE      ACQUISITION                        PRO FORMA
                                     ----------------------    PRO FORMA     OF WESTBRAE    ACQUIRED    --------------------------
                                       HAIN      WESTBRAE     ADJUSTMENTS   NATURAL, INC.   COMPANIES    ADJUSTMENTS    COMBINED
                                     ---------  -----------  -------------  -------------  -----------  -------------  -----------
Net sales..........................  $  73,224   $  10,639            --      $  83,863     $  42,312            --     $ 126,175
Cost of Sales......................     43,604       6,246            --         49,850        28,119            --        77,969
                                     ---------  -----------  -------------  -----------    -----------  -------------  ----------
Gross Profit.......................     29,620       4,393            --         34,013        14,193            --        48,206
Management fees to stockholder.....                                                               682     $    (682)(1)        --
Selling, general and administrative
  expenses.........................     21,364       3,652     $    (286)(1)     24,730         9,132            --        33,862
Depreciation of property and
  equipment........................        183           2            --            185           873          (437)(2)       621
Amortization of goodwill and other                                   (54)(2)                                   (372)(3)
  intangible assets................        927          54           136(3)       1,063           372         1,355(4)      2,418
                                     ---------  -----------  -------------  -----------    -----------  -------------  ----------
  Operating income.................      7,146         685           204          8,035         3,134           136        11,305
                                                                                                               (908)(5)
Interest expense...................      1,706          34           443(4)       2,183           908         1,776 (6)     3,959
Amortization of deferred financing
  costs............................        396          --            (5)(5)        391           --            --            391
                                     ---------  -----------  -------------  -------------  -----------  -------------  ----------
Income before income taxes.........      5,044         651          (234)         5,461         2,226          (732)        6,955
Provision for income taxes.........      2,118          99            78(6)       2,295         1,073          (308)(7)     3,060
                                     ---------  -----------  -------------  -------------  -----------  -------------  ----------
Net income.........................  $   2,926   $     552     $    (312)     $   3,166     $   1,153     $    (424)    $   3,895
                                     ---------  -----------  -------------  -------------  -----------  -------------  ----------
                                     ---------  -----------  -------------  -------------  -----------  -------------  ----------
Net income per common share:
  Diluted..........................  $    0.26                                $    0.28                                 $    0.30
  Basic............................  $    0.30                                $    0.32                                 $    0.34

Common equivalent shares:
  Diluted..........................     11,352                                   11,352                                    13,068
  Basic............................      9,862                                    9,862                                    11,578

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

NOTES -- WESTBRAE ACQUISITION:

GENERAL

    On October 14, 1997, the Company completed the acquisition of Westbrae Natural, Inc. ("Westbrae") in a transaction that has been accounted for as a purchase. The cost of the acquisition (including closing costs) and the repayment of the Company's existing Credit Facility with IBJ Schroder bank and Trust Company ("IBJ") and the repayment of Westbrae debt was funded by the New Credit Facility with IBJ providing for a $30 million senior term loan and a $10 million revolving credit facility.

    Details of the pro forma adjustments relating to the acquisition and the financing are set forth below.

PRO FORMA STATEMENT OF INCOME ADJUSTMENTS:

      (1)  Adjustment to give effect to the reduction of certain costs and expenses associated with the elimination of the principal corporate offices of Westbrae.

      (2)  Elimination of Westbrae historical amortization of goodwill.

      (3)  Goodwill amortization with respect to goodwill acquired in the acquisition of Westbrae.

      (4)  Increase in interest costs resulting from the financing of the Westbrae acquisition.

      (5)  Adjustment of amortization of financing costs resulting from the New Credit Facility.

      (6)  Adjustment to historical provision for income taxes to eliminate the effect of net operating loss carryforwards utilized by Westbrae and to adjust income taxes to the expected effective tax rate following acquisition.

NOTES -- ACQUIRED COMPANIES:

GENERAL

    On April 24, 1998, Hain executed the Merger Agreement whereby it agreed to acquire all of the outstanding capital stock of AMI and GOE. AMI is a holding company whose two operating subsidiaries are Arrowhead and Terra. DeBoles is a wholly owned subsidiary of Arrowhead. This transaction closed on July 1, 1998.

    The consideration paid for the Acquired Companies was $80 million, less the assumption of $20 million of debt. The pro forma financial statements give effect to the $40 million of merger consideration paid through the issuance of Hain Common Stock. Hain borrowed $40 million from its bank to fund the balance of the purchase price and to repay $20 million of existing debt of the Acquired Companies.

    Details of the pro forma adjustments are set forth below.

PRO FORMA BALANCE SHEET ADJUSTMENTS:

      (1)  Cash of acquired companies utilized to pay down revolving credit.

      (2)  Adjustment of book amount of property, plant and equipment of acquired companies to estimated fair value at date of acquisition.

      (3)  Elimination of goodwill of acquired companies at date of acquisition.

      (4)  Excess of the cost of acquisition of the acquired companies over the fair value of the net tangible assets at date of acquisition.

      (5)  Elimination of unamortized financing expenses and deferred charges of the acquired companies.

      (6)  Estimated financing costs to be incurred in connection with the financing of the cash portion of the purchase price of the acquired companies.

      (7)  Debt of acquired companies at date of acquisition to be paid off with proceeds of new
           Senior Term Loan financing.

      (8)  Proceeds of a new Senior Term Loan to be used to finance the cash portion of the purchase price of the acquired companies and to repay existing debt of the acquired companies.

      (9)  Elimination of equity accounts of acquired companies at date of acquisition.

     (10)  Portion of purchase price of acquired companies to be paid by the issuance of 1.716 million shares of Hain Common Stock (based on an average fair market value of approximately $23 per share).

PRO FORMA STATEMENT OF INCOME ADJUSTMENTS:

      (1)  Elimination of management fees that will not be applicable following the acquisition.

      (2)  Adjustment of depreciation expense based on revaluation of fixed assets of the Acquired
           Companies.

      (3)  Elimination of historical goodwill amortization of the Acquired Companies.

      (4)  Goodwill amortization arising from the acquisition of the Acquired Companies.

      (5)  Elimination of historical interest expense of the Acquired Companies.

      (6)  Adjustment of historical interest expense to reflect the additional long-term debt and that will be incurred in connection with the acquisition of the Acquired Companies.

      (7)  Adjustment of income taxes to give effect to the pro forma pretax adjustments, and to adjust for the expected effective income tax rate following acquisition.

PRO FORMA FINANCIAL STATEMENT INFORMATION:

    The following unaudited combining balance sheet combines the balance sheets of the acquired companies as of the date of their latest interim financial statements included herewith.

         COMBINING CONDENSED BALANCE SHEETS OF THE ACQUIRED COMPANIES

                             (AMOUNTS IN THOUSANDS)

                                  (UNAUDITED)

                                                                     ARROWHEAD     TERRA         GOE       COMBINED
                                                                     April 30,    April 30,   March 31,
                                                                       1998         1998        1998
                                                                    -----------  ----------  -----------  -----------
Assets:
Current Assets:
  Cash............................................................   $      69   $       70   $     322    $     461
  Accounts receivable, net........................................       2,038        1,432       1,419        4,889
  Inventories.....................................................       4,187          887         180        5,254
  Other current assets............................................         493          285         247        1,025
                                                                    -----------  ----------  -----------  -----------
  Total current assets............................................       6,787        2,674       2,168       11,629

Property, plant & equipment, net..................................       3,731          965         269        4,965
Intangibles, net of accumulated amortization......................      --           10,584      --           10,584
Other assets......................................................         790          593         125        1,508
                                                                    -----------  ----------  -----------  -----------
  Total assets....................................................  $   11,308   $   14,816  $     2,562  $    28,686
                                                                    -----------  ----------  -----------  -----------
                                                                    -----------  ----------  -----------  -----------
Liabilities and Stockholders' Equity Current Liabilities:
  Accounts payable and accrued expenses...........................  $    2,061   $    1,573  $     1,034  $     4,668
  Current portion of long-term debt...............................      --            2,285           7        2,292
  Income taxes payable............................................         175           20         231          426
                                                                    -----------  ----------  -----------  -----------
  Total current liabilities.......................................       2,236        3,878       1,272        7,386

Long-term debt, less current portion..............................       3,018       14,803          91       17,912

Deferred income taxes.............................................         415                       16          431
                                                                    -----------  ----------  -----------  -----------
                                                                         5,669       18,681       1,379       25,729
Stockholders' Equity:
  Common stock....................................................           1            1         436          438
  Paid in Capital.................................................       2,376        4,822       --           7,198
  Retained earnings/(deficit)(1)..................................       3,262       (8,688)        747       (4,679)
                                                                    -----------  ----------  -----------  -----------
  Total stockholders' equity......................................       5,639       (3,865)      1,183        2,957
                                                                    -----------  ----------  -----------  -----------
                                                                     $  11,308   $   14,816   $   2,562    $  28,686
                                                                    -----------  ----------  -----------  -----------
                                                                    -----------  ----------  -----------  -----------

------------------------

(1) Retained earnings has been reduced by the excess of consideration paid over consideration received, amounting to $8,855. See the financial statements of Terra, and the notes thereto, included elsewhere herein.

      HISTORICAL COMBINING STATEMENTS OF INCOME OF THE ACQUIRED COMPANIES

                    FOR THE FISCAL YEAR ENDED JULY 31, 1997

                                  (UNAUDITED)

The following unaudited combining statement of income combines the results of operations of the acquired companies for the fiscal year ended July 31, 1997. The fiscal years of Terra and GOE previously ended on dates other than July 31; consequently the amounts shown below for those companies have been recast to conform with the fiscal year end of Arrowhead which substantially conform to the fiscal year end of Hain, which is June 30.

                                                                  ARROWHEAD        TERRA         GOE       COMBINED
                                                                --------------  -----------  -----------  -----------
Net sales.....................................................    $   25,977     $  12,911    $  14,001    $  52,889
Cost of sales.................................................        19,436         7,487       10,108       37,031
                                                                     -------    -----------  -----------  -----------
Gross profit..................................................         6,541         5,424        3,893       15,858
Management fees...............................................           240           270           --          510
Selling, general and administrative expenses..................         4,547         3,748        3,420       11,715
                                                                     -------    -----------  -----------  -----------
Operating income..............................................         1,754         1,406          473        3,633
Interest expense, net.........................................           394            42           98          534
                                                                     -------    -----------  -----------  -----------
Income before income taxes....................................         1,360         1,364          375        3,099
Provision for income taxes....................................           570           641          136        1,347
                                                                     -------    -----------  -----------  -----------
Net income....................................................    $      790     $     723    $     239        1,752
                                                                     -------    -----------  -----------  -----------
                                                                     -------    -----------  -----------  -----------

                                  EXHIBIT INDEX

Number  Description
------  -----------

(2.1)    Agreement and Plan of Merger by and between The Hain Food Group, Inc.
         and Arrowhead Mills, Inc. dated April 24, 1998. (Incorporated by reference to Annex A to the Company's Registration Statement on Forms
         S-4/S-3, File No. 333-56319).

(2.2)    Agreement and Plan of Merger by and between The Hain Food Group, Inc.
         and Garden of Eatin', Inc. dated April 24, 1998. (Incorporated by reference to Annex B to the Company's Registration Statement on Forms
         S-4/S-3, File No. 333-56319).

(2.3)    First Amendment to Agreement and Plan of Merger by and between The Hain
         Food Group, Inc and Arrowhead Mills, Inc. dated June 25, 1998.
         (Incorporated by reference to Exhibit 2.6 to the Company's Registration
         Statement on Forms S-4/S-3, File No. 333-56319).

(2.4)    First Amendment to Agreement and Plan of Merger by and between The Hain
         Food Group, Inc and Garden of Eatin', Inc. dated June 25, 1998.
         (Incorporated by reference to Exhibit 2.5 to the Company's Registration
         Statement on Forms S-4/S-3, File No. 333-56319).

(2.5)    Voting Agreement and Irrevocable Proxy between The Hain Food
         Group, Inc. and Alexander Dzieduszycki, The George Dana Sinkler, Jr.
         Revocable Living Trust and TSG2 L.P. dated April 24, 1998 (Incorporated by reference to Exhibit 2.3 to the Company's Registration Statement on Form S-4/S-3,
         File No. 333-56319).

(2.6)    Voting Agreement and Irrevocable Proxy between The Hain Food
         Group, Inc. and TSG2 L.P. and Al H. Jacobson dated April 24, 1998
         (Incorporated by reference to Exhibit 2.4 to the Company's Registration Statement
         on Form S-4/S-3, File No. 333-56319).

(23.1)   Consent of McGinty & Associates, Independent Auditors.

(23.2)   Consent of Katz & Bloom, LLC, Independent Auditors.

(23.3)   Consent of McGladrey & Pullen, LLP, Independent Auditors.

*(99.1)  Press release of the Company dated July 1, 1998.


-------------
*  Previously filed.